Exhibit 2.2

EXECUTION VERSION

SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT, dated as of June 23, 2016 (this "Agreement"), by and among Great Elm Capital Corp., a Maryland corporation ("Newco"), Great Elm Capital Group, Inc., a Delaware corporation ("Great Elm"), and the Funds (as defined herein), and, as to Section 1 only, MAST Capital Management LLC, a Delaware limited liability company (“MAST”). Certain capitalized terms used in this Agreement have the meanings ascribed to them in Section 7.14 of the Merger Agreement (as defined below).

Recitals

Concurrently with the execution and delivery of this Agreement, Newco is entering into an Agreement and Plan of Merger (the "Merger Agreement"), with Full Circle Capital Corporation, a Maryland corporation ("Full Circle").

Great Elm and the Funds, severally and not jointly, will contribute assets to Newco on the terms and subject to the conditions in this Agreement.

Newco, Great Elm and the Funds are entering into this Agreement in order to induce Full Circle to enter into the Merger Agreement.

Agreement

In consideration of the foregoing and the mutual covenants in this Agreement, the parties, intending to be legally bound, agree as follows:

1.	The Transactions

1.1	Great Elm's Contribution. Immediately following the execution and delivery of this Agreement, Great Elm will contribute $30 million, by wire transfer, in exchange for: (a) the book-entry issuance by Newco of 30 shares of common stock, par value $0.01 per share, of Newco (the "Newco Common Stock") on the date hereof; and (b) the book-entry issuance by Newco at the Closing (as defined below) of the aggregate number of shares of Newco Common Stock equal to the Great Elm Share Consideration.

1.2	Purchase of the Funds' Portfolio.

(a)	(i) Subject to the satisfaction or waiver of the conditions in Article 6, not later than the last Business Day of the month in which the proxy statement/prospectus included in the Registration Statement (the "Proxy Statement/Prospectus") is mailed to the stockholders of Full Circle and before Newco files with the Securities and Exchange Commission (the "SEC") pursuant to the Investment Company Act of 1940 (the "Investment Company Act") an election on Form N-54A to be regulated as a "Business Development Company" as defined in Section 2(a)(48) of the Investment Company Act (a "BDC"), the Funds, severally and not jointly, will sell, convey, assign, transfer and deliver to Newco, free and clear of all Encumbrances, and Newco will purchase, acquire and accept from the Funds, all of each Fund’s respective right, title and interest in and to the portion of the Measurement Date MAST Portfolio owned by such Fund, in each case in exchange for the book-entry issuance by Newco of a number of shares of Newco Common Stock equal to its Measurement Date Fund Percentage of the MAST Portfolio Share Consideration. For the avoidance of doubt, the Newco Common Stock will be distributed amongst the Funds on a pro rata basis as determined by the value of the portion of the Measurement Date MAST Portfolio contributed by each Fund pursuant to this Agreement.

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(i)          Newco shall file with the SEC pursuant to the Investment Company Act an election on Form N-54A to be regulated as a BDC which election is in effect no later than the first calendar day of the month following the month in which Newco acquires the Measurement Date MAST Portfolio from the Funds.

(b)	Except as set forth in clause (i) of the definition of "Measurement Date MAST Portfolio", all accrued interest and any other interest, penalties, fees, charges and other amounts received or accrued on or in respect of any of the Signing Date MAST Portfolio (but excluding proceeds in respect of principal) through and including the Closing Date, shall be owned by the Funds. If the issuer of any MAST Portfolio Asset shall have exercised, before the Closing Date, such issuer's right to redeem such MAST Portfolio Asset, the premium (if any) associated with such redemption shall be owned by the Funds.

(c)	If any of the amounts excluded pursuant to Section 1.2(b) are received by Newco, Newco shall promptly remit such amounts to the Funds.

(d)	On or before the last Business Day of the month in which the Proxy Statement/Prospectus is mailed to the stockholders of Full Circle and before Newco files with the SEC pursuant to the Investment Company Act an election on Form N-54A to be regulated as a BDC, each of the Funds shall duly execute and deliver to Newco a bill of sale in a form reasonably specified by counsel to Newco, transfer tax forms required under applicable Law, and such other documents and instruments as reasonably requested by counsel to Newco to perfect Newco's interest in the Measurement Date MAST Portfolio. The Funds will take such further or other steps and do all such further or other acts and things and to execute all such further deeds, electronic transfers and documents as Newco may reasonably require to effect the transfer of ownership to and perfection of ownership in the Measurement Date MAST Portfolio to Newco. In connection with the purchase and sale of the Measurement Date MAST Portfolio, the Funds shall deliver all Loan Documents and correspondence thereunder to Newco.

(e)	The parties intend that for U.S. federal income tax purposes, the transfer of the Measurement Date MAST Portfolio described in Section 1.2 will be treated as an exchange of Newco Common Stock for the Measurement Date MAST Portfolio in a transaction to which Section 351 of the U.S. Internal Revenue Code of 1986 does not apply.

1.3	Closing. The closing (the "Closing") of the transactions contemplated by Section 1.2 (the “Transactions”) will take place no later than the third Business Day after satisfaction or waiver of all the conditions set forth in Article 6 of this Agreement and Article 5 of the Merger Agreement (other than (a) conditions that by their terms are to be satisfied at the Closing and (b) any conditions in the Merger Agreement regarding the consummation of the Transactions contemplated by this Agreement) at the offices of Skadden, Arps, Slate, Meagher & Flom, Four Times Square, New York, New York, unless another time, date or place is agreed to in writing by the parties. The close of business date on which the Closing actually occurs is the "Closing Date".

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1.4	Unregistered Securities. Great Elm and each of the Funds understands and acknowledges that the shares of Newco Common Stock issuable pursuant to this Agreement, and any securities issued in respect of or in exchange for such shares, will be deposited into a restricted book-entry account or, if certificated, may bear one or all of the following legends:

(a)	"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE LAWS, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE SECURITIES ACT."

(b)	Any legend required by the securities laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

(c)	"THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON VOTING CONTAINED IN THE SUBSCRIPTION AGREEMENT, DATED AS OF JUNE 23, 2016. A COPY OF SUCH AGREEMENT IS ON FILE AT THE OFFICES OF THE COMPANY."

2.	Great Elm's Representations and Warranties. Except as disclosed in the disclosure letter, dated the date of this Agreement, delivered to Newco and the Funds concurrently with the execution and delivery of this Agreement, Great Elm represents and warrants to Newco and the Funds as follows:

2.1	Organization. Great Elm is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

2.2	Authorization; Validity of Agreement; Required Action. Great Elm has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions that are required to be consummated by Great Elm. The execution and delivery by Great Elm of this Agreement, the performance of Great Elm's obligations hereunder and the consummation by Great Elm of the Transactions that are required to be consummated by Great Elm have been duly authorized by its board of directors, and no other corporate action on the part of Great Elm is necessary to authorize the execution and delivery by Great Elm of this Agreement and the consummation by it of the Transactions required to be consummated by Great Elm. This Agreement has been duly executed and delivered by Great Elm and, assuming due and valid authorization, execution and delivery hereof by each other party, is a valid and binding obligation of Great Elm, enforceable against Great Elm in accordance with its terms, except that (a) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights and remedies generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (together with (a), the "Enforceability Exceptions").

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2.3	Consents and Approvals; No Violations. The execution and delivery of this Agreement by Great Elm does not, and the performance by Great Elm of its obligations under this Agreement and the consummation by Great Elm of the Transactions required to be consummated by Great Elm will not: (a) violate any provision of the organizational documents, as amended, of Great Elm; (b) require any consent by any Person under, conflict with or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which Great Elm is a party or by which it or any of its properties or assets is bound or result in the creation of any Encumbrance in or upon any of the properties, rights or assets of Great Elm; (c) violate any Law applicable to Great Elm or any of its properties or assets; or (d) other than in connection with or compliance with (i) the Hart Scott Rodino Antitrust Improvements Act of 1976 ("HSR"), (ii) the Securities Act of 1933 (the "Securities Act"), (iii) the Securities Exchange Act of 1934 (the "Exchange Act"), and (iv) the Investment Company Act of 1940 (the "Investment Company Act") require Great Elm to make any filing or registration with, or provide any notification to, or require Great Elm to obtain any authorization, consent or approval of, waiver by ("Consents") any Governmental Entity, except in the case of clauses (b), (c) and (d), for such violations, breaches or defaults that, or such filings, registrations, notifications, authorizations, consents or approvals the failure of which to make or obtain, would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Great Elm.

2.4	Investment Manager Filing. Great Elm Capital Management, Inc., a Delaware corporation (the "Investment Manager"), has filed a Form ADV with the SEC and shall be registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act") prior to the consummation of the Merger.

2.5	Financial Resources. Great Elm has sufficient financial resources to fund its commitments under this Agreement without incurring any additional indebtedness or issuing any new equity securities. Great Elm acknowledges that its obligations under this Agreement are not subject to any financing condition or contingency related to its ability to finance the capital contribution in Section 1.1.

2.6	Brokers or Finders. No investment banker, broker, finder, financial advisor or intermediary is entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the Transactions based upon arrangements made by or on behalf of Great Elm.

2.7	Private Placement.

(a)	Great Elm is (i) an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act and (ii) a "qualified purchaser" as that term is defined in the Investment Company Act.

(b)	The shares of Newco acquired by Great Elm pursuant to this Agreement are being acquired for Great Elm's own account, only for investment purposes and not with a view to, or for resale in connection with, any public distribution or public offering in violation of the Securities Act.

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(c)	Great Elm understands and acknowledges that the offering of the shares of Newco Common Stock pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of such shares is exempt from registration under the Securities Act pursuant to Rule 506 of Regulation D thereof and exempt from registration pursuant to applicable state securities or blue sky laws and, therefore, the shares of Newco Common Stock acquired hereunder will be characterized as "restricted securities" under the Securities Act and such other laws and may not be sold unless such shares are subsequently registered under the Securities Act and qualified under state law or unless an exemption from such registration and such qualification is available.

(d)	Great Elm: (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in shares of Newco Common Stock; (ii) has the ability to bear the economic risks of its prospective investment; and (iii) has not been offered the shares of Newco Common Stock by any form of advertisement, article, notice, or other communication published in any newspaper, magazine, or similar medium; or broadcast over television or radio; or any seminar or meeting whose attendees have been invited by any such medium.

2.8	Information Supplied. The information supplied or to be supplied by Great Elm for inclusion or incorporation by reference in filings by any party (including Full Circle) under the Securities Act, the Exchange Act or Investment Company Act, including Newco's registration statement on Form N-14 (as amended, the "Registration Statement") related to the Transactions and the transactions contemplated by the Merger Agreement and any amendment or supplement thereto (the "Securities Filings"), will not, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented, at the time the Proxy Statement/Prospectus first is mailed to the stockholders of Full Circle or at the date of the meeting of Full Circle's stockholders held to consider the Merger Agreement (the "Full Circle Special Meeting"), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein and necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

2.9	Investment Company Status. Great Elm is not an "investment company" required to be registered under the Investment Company Act.

2.10	Investigation. Great Elm has conducted its own independent review and analysis of the businesses, assets, condition, operations and prospects of Full Circle and its Subsidiaries and has been provided access to the properties, premises and records of Full Circle and its Subsidiaries for this purpose. In entering into this Agreement, Great Elm has relied solely upon its own investigation and analysis and the investigation by employees of Great Elm, and acknowledges that, except for the representations and warranties of Full Circle in Article 2 of the Merger Agreement, none of Full Circle or its Subsidiaries nor any of their respective Representatives makes any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Great Elm or any of its Representatives. Without limiting the generality of the foregoing, none of Full Circle or its Subsidiaries nor any of their respective Representatives or any other Person has made a representation or warranty to Great Elm with respect to (a) any projections, estimates or budgets for Full Circle or its Subsidiaries or (b) any material, documents or information relating to Full Circle or its Subsidiaries made available to Great Elm or any of its Representatives in any "data room," confidential information memorandum or otherwise, except as expressly and specifically covered by a representation or warranty in Article 2 of the Merger Agreement

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2.11	New Manager. Great Elm shall cause the New Manager, as such term is defined in the Merger Agreement, to use its reasonable best efforts to cause the conditions set forth in Sections 5.1(c), 5.1(d), 5.1(e), 5.3(b), 5.3(d) and 5.3(e) of the Merger Agreement to be satisfied prior to the Termination Date, including as such date may be extended in accordance with the Merger Agreement.

3.	Newco's Representations and Warranties. Except as disclosed in the disclosure letter, dated the date of this Agreement, delivered to Great Elm and the Funds concurrently with the execution and delivery of this Agreement (the "Newco Disclosure Letter"), Newco represents and warrants to each of the Funds and Great Elm as follows:

3.1	Organization. Newco is duly organized, validly existing and in good standing under the laws of Maryland. On the Closing Date, Newco will be duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business to be conducted by the Surviving Corporation (as defined in the Merger Agreement) from and after the Effective Time (as defined in the Merger Agreement) will make such qualification necessary, in each case except where the failure to be so qualified or to be in good standing would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Newco. The organizational documents of Newco delivered to counsel for Great Elm and the Funds are true, correct and complete and have not been amended. The initial directors and officers of Newco are listed in Section 3.1 of the Newco Disclosure Letter, and there are two vacant seats on Newco's board of directors.

3.2	Authorization; Validity of Agreement; Required Action. Newco has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions that are required to be consummated by Newco. The execution and delivery by Newco of this Agreement, the performance of Newco's obligations hereunder and the consummation by Newco of the Transactions that are required to be consummated by Newco have been duly authorized by its board of directors, and no other corporate action on the part of Newco is necessary to authorize the execution and delivery by Newco of this Agreement and the consummation by it of the Transactions required to be consummated by Newco. This Agreement has been duly executed and delivered by Newco and, assuming due and valid authorization, execution and delivery hereof by each other party, is a valid and binding obligation of Newco, enforceable against Newco in accordance with its terms, except for the Enforceability Exceptions.

3.3	Consents and Approvals; No Violations. The execution and delivery of this Agreement by Newco does not, and the performance by Newco of its obligations under this Agreement and the consummation by Newco of the Transactions required to be consummated by Newco will not; (a) violate any provision of the organizational documents, as amended, of Newco; (b) require any consent by any Person under, conflict with or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which Newco is a party or by which it or any of its properties or assets is bound or result in the creation of any Encumbrance in or upon any of the properties, rights or assets of Newco; (c) violate any Law applicable to Newco or any of its properties or assets; or (d) other than in connection with or compliance with (i) HSR, (ii) the Securities Act, (iii) the Exchange Act, and (iv) the Investment Company Act require Newco to make any filing or registration with, or provide any notification to, or require Newco to obtain any Consents of any Governmental Entity, except in the case of clauses (ii), (iii) and (iv), for such violations, breaches or defaults that, or such filings, registrations, notifications, authorizations, consents or approvals the failure of which to make or obtain, would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Newco.

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3.4	Capitalization. The authorized capital stock of Newco consists of 100,000,000 shares of Newco Common Stock. As of the date of this Agreement (but prior to giving effect to the transactions described in Section 1.1(a)), there are: (a) one share of Newco Common Stock issued and outstanding; (b) no shares of Newco Common Stock held in treasury; and (c) no other shares of capital stock or other voting securities of Newco issued, reserved for issuance or outstanding. All of the issued and outstanding shares of Newco Common Stock immediately before the Effective Time will be duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of Newco may vote. There are no trust preferred or subordinated debt securities of Newco issued or outstanding. As of the date of this Agreement there are, and immediately before the Effective Time will be, no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating Newco to issue, transfer, sell, purchase, redeem or otherwise acquire, any such securities. There are no voting trusts, shareholder agreements, proxies or other agreements in effect with respect to the voting or transfer of Newco Common Stock or other equity interests of Newco.

3.5	Brokers or Finders. No investment banker, broker, finder, financial advisor or intermediary is entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the Transactions based upon arrangements made by or on behalf of Newco.

3.6	Private Sale.

(a)	Newco has not, either directly or through any agent, offered any securities to or solicited any offers to acquire any securities from, or otherwise approached, negotiated, or communicated in respect of any securities with, any person in such a manner as to require that the offer or sale of such securities be registered pursuant to the provisions of Section 5 of the Securities Act or the securities laws of any other jurisdiction.

(b)	Newco has not engaged in any general solicitation in connection with the offer and sale of the shares of Newco Common Stock contemplated to be issued hereunder.

(c)	The issuance of shares of Newco Common Stock hereunder is exempt from registration under the Securities Act.

3.7	No Operations. Newco is a newly formed entity, and (except in connection with this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby) has conducted no business or operations, entered into any agreement or incurred or suffered to exist any liability or obligation.

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3.8	Purchaser Shares. The shares of Newco Common Stock issuable pursuant to Article 1, when issued in accordance with this Agreement, will be duly and validly issued, fully paid, non-assessable, free and clear of any Encumbrance (other than Encumbrances arising under obligations of Great Elm or the Funds (as to which no representation is made) and not issued in contravention of any preemptive rights.

3.9	Information Supplied. The information supplied or to be supplied by Newco for inclusion or incorporation by reference in any of the Securities Filings will not, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented, at the time the Proxy Statement/Prospectus first is mailed to the stockholders of Full Circle or at the time of the Full Circle Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein and necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No representation or warranty is made in this Section with respect to information supplied for inclusion or incorporation by reference in the Securities Filings by parties to this Agreement other than Newco.

3.10	Private Placement. Newco is: (a) an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act; (b) a "qualified purchaser" as that term is defined in the Investment Company Act; and (c) a "qualified institutional buyer" as that term is defined in Rule 144A promulgated under the Securities Act.

3.11	Investment Company Status. From the date of this Agreement until the transactions contemplated by the Merger Agreement have been consummated, Newco will not be required to register as an investment company under the Investment Company Act.

3.12	Investigation. Newco has conducted its own independent review and analysis of the businesses, assets, condition, operations and prospects of Full Circle and its Subsidiaries and has been provided access to the properties, premises and records of Full Circle and its Subsidiaries for this purpose. In entering into this Agreement, Newco has relied solely upon its own investigation and analysis and the investigation by employees of MAST on Newco's behalf, and acknowledges that, except for the representations and warranties of Full Circle in Article 2 of the Merger Agreement, none of Full Circle or its Subsidiaries nor any of their respective Representatives makes any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Newco or any of its Representatives. Without limiting the generality of the foregoing, none of Full Circle or its Subsidiaries nor any of their respective Representatives or any other Person has made a representation or warranty to Newco with respect to (a) any projections, estimates or budgets for Full Circle or its Subsidiaries or (b) any material, documents or information relating to Full Circle or its Subsidiaries made available to Newco or any of its Representatives in any "data room," confidential information memorandum or otherwise, except as expressly and specifically covered by a representation or warranty in Article 2 of the Merger Agreement.

4.	The Funds' Representations and Warranties. Except as disclosed in the disclosure letter, dated the date of this Agreement, delivered to Newco and Great Elm concurrently with the execution and delivery of this Agreement, each of the Funds, severally and not jointly, represents and warrants to Newco and Great Elm as follows:

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4.1	Organization. Such Fund is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as it is currently being conducted. Such Fund is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on such Fund.

4.2	Authorization; Validity of Agreement; Required Action. Such Fund has the requisite limited partnership or corporate power and authority to execute and deliver this Agreement and to consummate the Transactions that are required to be consummated by such Fund. The execution and delivery by such Fund of this Agreement, the performance of such Fund's obligations hereunder and the consummation by such Fund of the Transactions that are required to consummated by such Fund have been duly authorized by its general partner or investment manager, and no other corporate action on the part of such Fund or vote of the board of directors or limited partners/members of such Fund is necessary to authorize the execution and delivery by such Fund of this Agreement and the consummation by it of the Transactions required to be consummated by such Fund. This Agreement has been duly executed and delivered by such Fund and, assuming due and valid authorization, execution and delivery hereof by each other party, is a valid and binding obligation of such Fund, enforceable against such Fund in accordance with its terms, except for the Enforceability Exceptions.

4.3	Consents and Approvals; No Violations. The execution and delivery of this Agreement by such Fund does not, and the performance by such Fund of its obligations under this Agreement and the consummation by such Fund of the Transactions required to be consummated by such Fund will not: (a) violate any provision of the organizational documents, as amended, of such Fund; (b) require any consent by any Person under, conflict with or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which such Fund is a party or by which it or any of its properties or assets is bound or result in the creation of any Encumbrance in or upon any of the properties, rights or assets of such Fund; (c) violate any Law applicable to such Fund or any of its properties or assets; or (d) other than in connection with or compliance with (i) HSR, (ii) the Securities Act, (iii) the Exchange Act, and (iv) the Investment Company Act require such Fund to make any filing or registration with, or provide any notification to, or require such Fund to obtain any Consents of any Governmental Entity, except in the case of clauses (ii), (iii) and (iv), for such violations, breaches or defaults that, or such filings, registrations, notifications, authorizations, consents or approvals the failure of which to make or obtain, would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on such Fund or the validity of any of the actions to be taken at the Closing or the validity or enforceability of this Agreement or the Merger Agreement.

4.4	No Undisclosed Liabilities. Newco will assume no funding liability or obligation as a result of the contribution of the Measurement Date MAST Portfolio pursuant to this Agreement, but will assume all obligations under the Loan Documents, including indemnification obligations.

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4.5	Title. As of the Closing Date and after giving effect to the Transactions, Newco will own good and valid title to the Measurement Date MAST Portfolio free and clear of any Encumbrance, including any counterclaim, defense or right of set off by or of the issuer of any MAST Portfolio Asset.

4.6	Litigation and Claims. There is no action, suit, demand, inquiry, proceeding, claim, cease and desist letter, hearing or investigation by or before any Governmental Entity pending, or, to the knowledge of such Fund, threatened in respect of such Fund or the Measurement Date MAST Portfolio that could materially and adversely affect the Measurement Date MAST Portfolio or the ability of such Fund to complete the Transactions or to materially adversely affect the validity of any of the actions to be taken at the Closing or the enforceability of this Agreement or the Merger Agreement, or materially delay the Closing, and the Measurement Date MAST Portfolio is not subject to any material Order.

4.7	The MAST Portfolio Assets.

(a)	(i) As of the date of this Agreement, the fair market value of the MAST Portfolio Assets as of May 31, 2016 set forth on Annex 1 has been calculated in accordance with such Fund's valuation policies as confirmed by such Fund's administrator.

(ii)         As of the Closing Date, the fair market value of the MAST Portfolio Assets as of May 31, 2016 set forth on Annex 1 (or any revision thereto) (x) has been calculated in accordance with Accounting Standards Codification 820, "Fair Value Measurements and Disclosures", issued by the Financial Accounting Standards Board and (y) represents the fair value of such assets as determined in good faith, after due diligence, by such Fund.

(b)	The Loan Documents previously made available to Full Circle are to the best of such Fund's knowledge (i) true, correct and complete in all material respects and (ii) valid, enforceable and in full force and effect.

(c)	No payment of principal or interest is past due on any security in the Measurement Date MAST Portfolio and, to the best of such Fund's knowledge, no event of default exists (or would exist with notice or the lapse of time or both) in respect of any MAST Portfolio Asset.

(d)	The consummation of the Transactions will not conflict with or result in a breach or a violation or constitute a default or Credit Event under the applicable Loan Documents.

(e)	Such Fund is the sole beneficial owner and holder of each of the MAST Portfolio Assets owned by such Fund and such Fund has full right and authority to sell and assign such MAST Portfolio Assets to Newco pursuant to this Agreement.

(f)	No MAST Portfolio Asset has been assigned or pledged by such Fund, except for pledges or other grants of security interests which will be released on or prior to the Closing.

(g)	Each of such Fund's MAST Portfolio Assets is genuine and constitutes the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms in all material respects, except as such enforcement may be limited by the Enforceability Exceptions.

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(h)	To the best of such Fund's knowledge, each of the MAST Portfolio Assets owned by such Fund to be contributed by such Fund is entitled to the benefit of the Loan Documents previously made available to counsel for Newco and is secured to the extent described therein by the collateral described in the applicable Loan Documents.

(i)	No provision of any Loan Document has been impaired, waived, altered or modified in any material, adverse respect, except as previously disclosed to counsel to Newco.

(j)	To the best of such Fund's knowledge, as of the date of this Agreement, no event described in clauses (i), (ii) or (iii) of the definition of "Credit Event" has occurred with respect to any MAST Portfolio Asset.

(k)	The portion of the Measurement Date MAST Portfolio transferred by such Fund to Newco is not a diversified portfolio of stocks and securities, as described in Treasury Regulations Section 1.351-1(c)(6)(i).

4.8	Related Party Transactions. None of such Fund's partners, managers, members, executive officers or to such Fund's knowledge, directors, has any ownership interest in any issuer of any of the securities in the Measurement Date MAST Portfolio (other than ownership of less than five percent of any publicly traded issuer).

4.9	Brokers or Finders. No investment banker, broker, finder, financial advisor or intermediary is entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the Transactions based upon arrangements made by or on behalf of any of such Fund.

4.10	Information Supplied.

(a)	The information supplied or to be supplied by the Funds for inclusion or incorporation by reference in any of the Securities Filings will not, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented, at the time the Proxy Statement/Prospectus first is mailed to the stockholders of Full Circle or at the time of the Full Circle Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein and necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b)	The audited schedule of MAST Portfolio Assets supplied for inclusion or incorporation by reference into the Securities Filings have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis and comply as to form with Regulation S-X and all other applicable Law.

(c)	No representation or warranty is made in this Section with respect to information supplied by Persons other than the Funds.

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4.11	Private Placement.

(a)	Such Fund is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

(b)	The shares of Newco acquired by such Fund pursuant to this Agreement are being acquired for such Fund's own account, only for investment purposes and not with a view to, or for resale in connection with, any public distribution or public offering in violation of the Securities Act.

(c)	Such Fund understands and acknowledges that (i) the offering of the shares of Newco Common Stock pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of the shares of Newco Common Stock is exempt from registration under the Securities Act pursuant to Rule 506 of Regulation D thereof and exempt from registration pursuant to applicable state securities or blue sky laws and, therefore, the shares of Newco Common Stock acquired hereunder will be characterized as "restricted securities" under the Securities Act and such other laws and may not be sold unless such shares are subsequently registered under the Securities Act and qualified under state law or unless an exemption from such registration and such qualification is available.

(d)	Such Fund: (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in shares of Newco Common Stock; (ii) has the ability to bear the economic risks of its prospective investment; and (iii) has not been offered the shares of Newco Common Stock by any form of advertisement, article, notice, or other communication published in any newspaper, magazine, or similar medium; or broadcast over television or radio; or any seminar or meeting whose attendees have been invited by any such medium.

4.12	Investment Company Status. Such Fund is not required to register as an investment company under the Investment Company Act.

4.13	Investigation. Such Fund has conducted its own independent review and analysis of the businesses, assets, condition, operations and prospects of Full Circle and its Subsidiaries and has been provided access to the properties, premises and records of Full Circle and its Subsidiaries for this purpose. In entering into this Agreement, such Fund has relied solely upon its and MAST's investigation and analysis and the investigation by employees of MAST on such Fund's behalf, and such Fund acknowledges that, except for the representations and warranties of Full Circle in Article 2 of the Merger Agreement, none of Full Circle or its Subsidiaries nor any of their respective Representatives makes any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to such Fund, MAST (on behalf of such Fund) or any of their respective Representatives. Without limiting the generality of the foregoing, none of Full Circle or its Subsidiaries nor any of their respective Representatives or any other Person has made a representation or warranty to such Fund or MAST (on behalf of such Fund) with respect to (a) any projections, estimates or budgets for Full Circle or its Subsidiaries or (b) any material, documents or information relating to Full Circle or its Subsidiaries made available to such Fund, MAST (on behalf of such Fund) or any of their respective Representatives in any "data room," confidential information memorandum or otherwise, except as expressly and specifically covered by a representation or warranty in Article 2 of the Merger Agreement.

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5.	Covenants.

5.1	Maintenance of the MAST Portfolio Assets.

(a)	During the period from the date of this Agreement to the earlier of the Effective Time and the date on which the Merger Agreement is terminated pursuant to Section 6.1 thereof, except (i) as required by Law or, (ii) with the prior written consent of Full Circle, which consent shall not be unreasonably withheld, delayed or conditioned, MAST and the Funds will manage the MAST Portfolio Assets in the ordinary course consistent with past practice and without limiting the generality of the foregoing none of MAST or the Funds will subject any of the MAST Portfolio Assets to any Encumbrance that would prohibit the transfer of such asset to Newco under this Agreement. For the avoidance of doubt, the Funds will provide Full Circle prompt notice in the event that any of them (A) agree to any modification of or waiver or forbearance under any MAST Portfolio Loan Document, or waive or fail to enforce any material right under any MAST Portfolio Loan Document or (B) consent to any release of collateral relating to any MAST Portfolio Asset. During the period from the Measurement Date to the earlier of the Effective Time and the date on which the Merger Agreement is terminated pursuant to Section 6.1 thereof, neither MAST nor any of the Funds will execute any trade with respect to any MAST Portfolio Asset except (i) as may be required by Law, (ii) with the prior written consent of Full Circle, which consent shall not be unreasonably withheld, delayed or conditioned, or (iii) as required by the Merger Agreement.

(b)	Each Fund may increase or reduce the MAST Portfolio Assets to be contributed by it prior to the Measurement Date; provided that a Fund may only: (i) increase the MAST Portfolio Assets to be contributed by it with securities of the same issuer and CUSIP Global Services identifier included in the MAST Portfolio Assets listed on Annex 1 as of the date of this Agreement (“Approved Securities”); and (ii) reduce the MAST Portfolio Assets to be contributed by it if another Fund (including a person who becomes party to this Agreement pursuant to a Joinder Agreement) contributes additional Approved Securities with a fair market value as of May 31, 2016 equal to the fair market value of the assets being reduced as of May 31, 2016.

5.2	Conduct of Business. Other than in connection with the Transactions and the transactions contemplated by the Merger Agreement, Newco will conduct no business or operations, will not enter into any Contract or incur or suffer to exist any Encumbrance, liability or obligation. Newco will not amend its organizational documents.

5.3	Access to Information. Until the earlier of the Closing Date or the termination of this Agreement, each party will afford the other parties and their counsel, accountants, financing sources and other authorized representatives, reasonable access to its properties, personnel, advisors, books and records in order that they may have the opportunity to make such investigations as they may desire of the affairs of the disclosing party. Each party will cause its officers, general partner, manager, employees, consultants, accountants and counsel to furnish additional financial and operating data and other information and respond to such inquiries as the other party and its Representatives may, from time to time, reasonably request. Each party will promptly notify the other party of any event (the occurrence or non-occurrence of which) is likely to cause any of its representations and warranties to be untrue, constitutes a breach of any of its covenants in this Agreement or is likely to cause any condition in Article 6 not to satisfied on a timely basis.

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5.4	Reasonable Efforts. Each party will (and will cause its affiliates to) use commercially reasonable efforts to do, or cause to be done, all things necessary or advisable to consummate the Transactions (including satisfying the conditions in Article 6) as soon as practicable, including: (i) preparing and filing as promptly as practicable all documentation to obtain all necessary Permits and other documents and to obtain as promptly as practicable all Consents necessary or advisable to be obtained from any third party or Governmental Entity in order to consummate the Transactions; (ii) taking all commercially reasonable steps to obtain such Permits and Consents; and (iii) not taking any action which could be expected to have the effect of preventing or delaying the consummation of the Transactions; provided that such commercially reasonable efforts will not include payment of a fee or agreeing to amend or modify any agreement to obtain a consent in a manner that is less favorable to such party than prior to the amendment or modification.

5.5	Publicity. No party (nor any of their respective Affiliates) shall issue any other press release or make any other public announcement with respect to this Agreement or the Transactions without the prior review and approval of each other party (such approval not to be unreasonably withheld, conditioned or delayed), except as may be required by Law or by any listing agreement, in which case the party proposing to issue such press release or make such public announcement shall use its commercially reasonable efforts to consult in good faith with the other parties before making any such public announcements.

5.6	Merger Agreement. Each of the parties hereto shall use its reasonable best efforts to take all actions necessary or appropriate to facilitate consummation of the Merger and each of the other transactions contemplated by the Merger Agreement as soon as practicable. Without the consent of Great Elm and the Funds, Newco shall not: (i) extend the time for the performance of obligations or other acts of Full Circle under the Merger Agreement; (ii) waive any inaccuracies in the representations and warranties of Full Circle under the Merger Agreement; (iii) waive compliance by Full Circle with any of the agreements or conditions in the Merger Agreement; or (iv) amend, modify or supplement the Merger Agreement. Newco shall elect to be regulated as a business development company under the Investment Company Act and duly file a form N-54A with the SEC prior to the completion of the transactions contemplated in the Merger Agreement.

5.7	Voting Agreement. After the Closing, for so long as the shares of Newco Common Stock issued hereunder are listed on a national securities exchange and the Newco Common Stock beneficially owned by Great Elm or the Funds represent greater than or equal to thirty five percent of the then outstanding shares of Newco Common Stock (or common stock of the Surviving Corporation), if the board of directors of the Surviving Corporation submits to its shareholders proposals to: (a) change the New Management Agreement; (b) change the organizational documents of the Surviving Corporation; or (c) approve the issuance of common stock of the Surviving Corporation at a per share price less than the then prevailing net asset value, Great Elm and each of the Funds will vote the shares of Newco issued hereunder in the same proportion as the votes of all shareholders (other than Great Elm or the Funds) of the Surviving Corporation on each such proposal.

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5.8	Confidential Information

(a)	All Confidential Information: (i) will be used solely for the purpose of the Transactions; (ii) will be kept strictly confidential by the receiving party; and (iii) will be provided by the receiving party solely to those of its Representatives to whom disclosure is reasonably deemed to be required to facilitate the Transaction, provided, however, that the receiving party may disclose such Confidential Information to any Person to the extent (and solely to the extent) required for the receiving party to comply with its obligations, if any, under the Merger Agreement. Nothing in this Agreement will restrict the use by Representatives of Confidential Information that is such Representative's unaided memory that was acquired in the ordinary course of evaluating and considering the Transaction. All Confidential Information is and will remain the property of the furnishing party. Before providing access to Confidential Information to any Representative, the receiving party will inform such Representative of the contents of this Agreement and the confidentiality of the Confidential Information, and will advise such Representative that, by accepting possession of or access to such information, such Representative is agreeing to be bound by this Agreement. Each party will instruct its Representatives to observe the terms of this Agreement and will be responsible for any breach of this Agreement by any of its Representatives.

(b)	If the receiving party is requested in any judicial or administrative proceeding, or by any governmental or regulatory authority, to disclose any Confidential Information (whether by deposition, interrogatory, request for documents, subpoena, civil investigative demand or otherwise), the receiving party will give the furnishing party prompt notice of such request so that the furnishing party may seek an appropriate protective order, and, upon the furnishing party's request and at the furnishing party's expense, will cooperate with the furnishing party in seeking such an order. If the receiving party is nonetheless compelled to disclose Confidential Information, the receiving party will disclose only that portion of the Confidential Information which the receiving party is legally required to disclose and, upon the furnishing party's request and at the furnishing party's expense, will use commercially reasonable efforts to obtain assurances that confidential treatment will be accorded to such Confidential Information to the extent such assurances are available.

5.9	N-14 Information.

(a)	Each of Great Elm and the Funds shall provide (i) all such information about itself, its directors and its affiliates as may be reasonably requested by Newco and Great Elm for inclusion in the Securities Filings and (ii) reasonable access to, and using commercially reasonable efforts to provide reasonable assistance from, the other party's representatives in connection therewith.

(b)	If at any time prior to the Closing Date, any party discovers that any information relating to the Measurement Date MAST Portfolio or the Funds, Great Elm or Newco, or any of their respective affiliates, officers or directors, which should be set forth in an amendment or supplement to a Securities Filing, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC after the other party has had a reasonable opportunity to review and comment thereon, and, to the extent required by applicable Law, disseminated to security holders.

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(c)	The Funds shall prepare and promptly deliver financial statements complying with the applicable requirements of the SEC for inclusion in the Securities Filings, and use reasonable best efforts to procure the necessary consents and a customary comfort letter of the Funds' registered independent accountants certifying the financial statements of the Measurement Date MAST Portfolio for inclusion or incorporation by reference in the Securities Filings.

5.10	Net Asset Value Calculation. Not later than the 20th day of every calendar month that begins after the filing of the Registration Statement with the SEC and until the Proxy Statement/Prospectus is first mailed to Full Circle's stockholders, Newco shall deliver to Full Circle a calculation of the Newco Net Asset Value, in each case as of the last day of the calendar month immediately preceding the date of delivery. Newco shall give Full Circle and its Representatives reasonable access to the individuals who have prepared each such calculation and to such information, books, records and work papers as may be reasonably requested in order to assist it with its review of such calculation. Newco shall, and shall cause its Representatives to, reasonably cooperate with Full Circle to promptly resolve any disputes over any aspect of the calculation of Net Asset Value.

5.11	Transaction Litigation.

(a)	MAST and Great Elm shall, severally and not jointly, indemnify, defend and hold harmless (i) Full Circle and its current and former officers, directors, successors and assigns, (ii) Newco and (iii) Full Circle Advisors, LLC, Full Circle Service Company, LLC, each of their respective members, and their respective officers, managers, partners, agents, employees, controlling persons, members and any other person affiliated with any of them (the persons and entities named in clauses (i), (ii) and (iii), collectively, “Covered Persons”) from and against all claims, liabilities, damages, payments, obligations, losses, costs and expenses (including reasonable attorneys’ fees and costs) (collectively, “Losses”) paid, suffered or incurred by any Covered Person at any time before or after the Closing, that directly or indirectly arise out of, or result from, any claim, action or proceeding that is first asserted, commenced or brought (before or after the Closing) on or before the one year anniversary of the Closing by or on behalf of any MAST Investor that alleges breach of any fiduciary or other obligation of MAST to such MAST Investor with respect to the transactions contemplated by this Agreement or compensation of MAST related thereto; provided, that MAST shall not be required to indemnify, defend or hold harmless Covered Persons in respect of an aggregate amount of Losses greater than $2,000,000 (“MAST Indemnification Limit”) and Great Elm shall not be required to indemnify, defend or hold harmless Covered Persons in respect of an aggregate amount of Losses greater than an additional $5,000,000; provided, further, that Great Elm shall not be required to indemnify, defend or hold harmless any Covered Persons for any Losses until such time as Losses exceed the MAST Indemnification Limit.

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(b)	Promptly after receipt by a Covered Person of notice of the commencement of any action or proceeding, such Covered Person will, if a claim in respect thereof is to be made under Section 5.11(a), notify MAST and Great Elm of the commencement thereof; but the failure to notify MAST or Great Elm shall not relieve either of them from any liability that either of them may have under Section 5.11(a) except to the extent that they have been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. In case any such action or proceeding is brought against any Covered Person and such Covered Person notifies MAST and Great Elm of the commencement thereof and requests MAST or Great Elm to assume the defense of the action or proceeding, MAST or Great Elm, as applicable, shall assume the defense thereof and thereafter shall reasonably prosecute such defense. Unless a Covered Person requests MAST or Great Elm to assume the defense of a claim, neither of them shall have the right to do so; provided that if a Covered Person does not request that MAST or Great Elm assume the defense of an action or proceeding, such Covered Person shall be solely responsible for the costs and expenses of such defense unless, in the good faith opinion of counsel to such Covered Person, an actual or potential conflict of interest makes it inappropriate for counsel for MAST or Great Elm to represent such Covered Person and in no event shall indemnifiable Losses include the cost of more than one law firm (plus one local counsel) for all Covered Persons. If indemnity may be sought pursuant to Section 5.11(a) with respect to any action or proceeding that a Covered Person has required MAST or Great Elm to assume the defense of, the Covered Person may participate in such defense and MAST and Great Elm shall be liable for the reasonable fees and expenses of not more than one separate law firm (in addition to any local counsel) acting on behalf of all Covered Persons in connection with such action or proceeding. Neither MAST nor Great Elm shall, without the prior written consent of each named Covered Person, effect any settlement of any pending or threatened action in respect of which indemnity could have been sought under Section 5.11(a) (whether or not any Covered Person is named as a defendant therein) unless such settlement includes an unconditional release of all Covered Persons from all liability relating to the subject matter of such action. No Covered Person shall (i) settle any action for which indemnity has been or will be sought under Section 5.11(a) or (ii) except as may be legally required (including pursuant to a subpoena), take a position in any action or proceeding covered by Section 5.11(a) that materially impairs the ability of MAST or Great Elm to defend against any related claim, action or proceeding to which either of them may be subject, in each case, without the respective prior written consent of MAST and Great Elm (such consent not to be unreasonably delayed, withheld or conditioned).

6.	Conditions.

6.1	Conditions to the Obligation of Newco and the Funds to Effect the Transactions Described in Section 1.2. The obligations of Newco and the Funds to consummate the Transactions are subject to the satisfaction (or waiver by such party, if permissible under applicable Law) of the following conditions:

(a)	no Governmental Entity having jurisdiction over Newco or any of the Funds shall have issued an order, decree or ruling or taken any other material action enjoining or otherwise prohibiting consummation of the Transactions substantially on the terms contemplated by this Agreement;

(b)	there shall be no order, decree, ruling or other circumstance taken, pending or threatened which could reasonably be expected to prevent consummation of the merger contemplated by Section 1.3 of the Merger Agreement (without waiver of any conditions thereto); and

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(c)	the Investment Manager shall be registered as an investment manager under the Advisers Act.

6.2	Conditions to the Obligations of the Funds. The obligations of the Funds to consummate the transactions described in Section 1.2 are subject to the satisfaction (or waiver by a majority in interest of the Funds) of the following further conditions:

(a)	each of the representations and warranties of Newco shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date (unless any such representation or warranty addresses matters only as of a particular date or with respect to a specific period in which event such representation or warranty shall be so true and correct in all material respects only as of such particular date or with respect to such specific period);

(b)	Newco shall have performed in all material respects its obligations hereunder required to be performed by it at or prior to the Closing;

(c)	the Funds shall have received a certificate signed by an authorized representative of Newco, dated as of the Closing Date, to the effect that, to the knowledge of such officer, the conditions in Section 6.2(a) and Section 6.2(b) have been satisfied;

(d)	all of the conditions in Article 5 of the Merger Agreement (other than conditions that, by their terms, are to be satisfied by performance at the Closing provided for in the Merger Agreement) shall have been satisfied;

(e)	Newco and the Investment Manager shall have entered into the New Management Agreement and the Administration Agreement;

(f)	Newco shall have executed and delivered the Registration Rights Agreement.

6.3	Conditions to the Obligations of Newco. The obligations of Newco to consummate the transactions described in Section 1.2 are subject to the satisfaction (or waiver by Newco) of the following further conditions:

(a)	each of the representations and warranties of the Funds shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date (unless any such representation or warranty addresses matters only as of a particular date or with respect to a specific period in which event such representation or warranty shall be so true and correct in all material respects only as of such particular date or with respect to such specific period);

(b)	each of the Funds shall have performed in all material respects its obligations hereunder required to be performed by it at or prior to the Closing; and

(c)	Newco shall have received a certificate signed by an authorized representative of the Funds, dated as of the Closing Date, to the effect that, to the knowledge of such officer, the conditions in Section 6.3(a) and Section 6.3(b) have been satisfied.

6.4	Frustration of Closing Conditions. No party may rely, either as a basis for not consummating the Transactions or terminating this Agreement and abandoning the Transactions, on the failure of any condition in Section 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was proximately caused by a material breach of this Agreement by such party.

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7.	Termination.

7.1	Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated (but the right to terminate this Agreement shall not be available to a party whose breach of its obligations under this Agreement is a proximate cause of the basis for termination under this Section 7.1 that the terminating party is relying upon) and the Transactions may be abandoned at any time prior to the Closing:

(a)	by the mutual consent of the parties and of Full Circle;

(b)	automatically, without any action of any party, if the Merger Agreement is terminated; or

(c)	by any party:

(i)          if the Closing shall not have occurred on or before October 31, 2016; provided, that Newco may (and shall, if requested by Full Circle) (by notice delivered to the other parties not later than October 15, 2016) extend such date to December 31, 2016 if any action of a Governmental Entity required to consummate the transactions contemplated by the Merger Agreement has not been obtained by October 24, 2016; or

(ii)         if any Governmental Entity having jurisdiction over any party shall have issued an order, decree or ruling or taken any other action, in each case, such that the condition in Section 6.1(a) would not be satisfied, and such order, decree, ruling or other action shall have become final and non-appealable.

7.2	Effect of Termination. If this Agreement is terminated pursuant to Section 7.1, written notice thereof shall forthwith be given to the other parties specifying the provision hereof pursuant to which such termination is made (other than in the case of termination pursuant to Section 7.1(a)), and this Agreement shall forthwith become null and void, and there shall be no damages or liability on the part of any party or their respective directors, general partners, managers, officers, employees, stockholders, Representatives, agents or advisors. Section 1.2(c), Section 5.8, Article 8, and this Section 7.2 shall survive termination of this Agreement. Nothing in this Section 7.2 shall relieve any party from liability for fraud or willful or intentional breach of this Agreement.

8.	Miscellaneous.

8.1	Survival. None of the representations and warranties in this Agreement will survive the Closing. Nothing in this Section shall limit obligations under covenants or other agreements to be performed before, on or after the Closing.

8.2	Expenses. All costs and expenses incurred in connection with this Agreement and the consummation of the Transactions shall be paid by the party incurring such costs and expenses. If the Transactions are consummated, Newco shall reimburse all reasonable out-of-pocket costs related to the Transactions incurred by the Funds or Great Elm.

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8.3	Choice of Law. Other than the mandatory provisions of the Maryland General Corporation Law related to corporate formalities, this Agreement and the Transactions will be governed by the laws of the State of Delaware that are applicable to contracts made in and performed solely in Delaware.

8.4	Enforcement.

(a)	Any dispute arising under, related to or otherwise involving this Agreement or the Transactions will be litigated in the Court of Chancery of the State of Delaware. The parties agree to submit to the jurisdiction of the Court of Chancery of the State of Delaware and waive trial by jury. The parties do not consent to mediate any disputes before the Court of Chancery.

(b)	Notwithstanding the foregoing, if there is a determination that the Court of Chancery of the State of Delaware does not have subject matter jurisdiction over any dispute arising under this Agreement, the parties agree that: (i) such dispute will be adjudicated only by, and will be subject to the exclusive jurisdiction and venue of, the Superior Court of Delaware of and for the County of New Castle; (ii) if the Superior Court of Delaware does not have subject matter jurisdiction over such dispute, then such dispute will be adjudicated only by, and will be subject to the exclusive jurisdiction and venue of, the Complex Commercial Litigation Division of the Superior Court of the State of Delaware of and for the County of Newcastle; and (iii) if the Complex Commercial Litigation Division of the Superior Court of the State of Delaware does not have subject matter jurisdiction over such dispute, then such dispute will be adjudicated only by, and will be subject to the exclusive jurisdiction and venue of, the United States District Court for the State of Delaware.

(c)	Each of the parties irrevocably: (i) consents to submit itself to the personal jurisdiction of the Delaware courts in connection with any dispute arising under this Agreement; (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for relief from the Delaware courts or any other court or governmental body; and (iii) agrees that it will not bring any action arising under this Agreement in any court other than the Delaware courts. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF THIS AGREEMENT, THE NEGOTIATION OR ENFORCEMENT HEREOF OR THE TRANSACTIONS.

(d)	Process may be served in the manner specified in Section 8.5, such service will deemed effective on the date of such notice, and each party irrevocably waives any defenses or objections it may have to service in such manner.

(e)	The parties irrevocably stipulate that irreparable damage would occur if any of the provisions of this Agreement were not performed pursuant to their specific terms. Accordingly, each party will be entitled to specific performance of the terms hereof in addition to any other remedy to which it is entitled at law or in equity.

(f)	The court shall award attorneys' fees and expenses and costs to the substantially prevailing party in any action (including appeals) for the enforcement or interpretation of this Agreement. If there are cross claims in such action (including appeals), the court will determine which party is the substantially prevailing party as to the action as a whole and award fees, expenses and costs to such party.

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8.5	Notices. All notices and other communications hereunder will be in writing in the English language and will be deemed given when delivered personally or by an internationally recognized courier service, such as DHL, to the parties at the following addresses (or at such other address for a party as may be specified by like notice):

(a)	If to Great Elm:	Great Elm Capital Group, Inc. 20 First Street, First Floor Los Altos, CA 94022 Attention: Chief Executive Officer; or

with a copy (which shall not constitute notice) to:	Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036 Attention: Michael K. Hoffman;

(b)	If to Newco:	Great Elm Capital Corp. c/o MAST Capital Management LLC 200 Clarendon Street, 51st Floor Boston, MA 02116 Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:	Schulte Roth & Zabel LLP 1152 Fifteenth Street, NW, Suite 850 Washington, D.C. 20005 Attention: John J. Mahon;

(c)	If to any of the Funds:	MAST Capital Management LLC 200 Clarendon Street, 51st Floor Boston, MA 02116 Attention: General Counsel

with a copy (which shall not constitute notice) to:	Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, NY 10036 Attention: Jeremy R. Berry

8.6	Third Party Beneficiaries. This Agreement is entered into for the express benefit of Full Circle, and the parties acknowledge that Full Circle is relying hereon and on the consummation of the Transactions in entering into and performing its obligations under the Merger Agreement. Full Circle is, in all respects, entitled to the benefit hereof and to enforce (by specific performance or otherwise) this Agreement and to receive damages incurred by Full Circle or its stockholders as a result of any breach hereof. The Covered Persons are intended third party beneficiaries of Section 5.11 of this Agreement and each Covered Person is entitled, in all respects, to the benefit of the provisions contained in that Section and to enforce the provisions of that Section (by specific performance or otherwise) and to recover damages incurred as a result of any breach thereof. Except for Full Circle and the Covered Persons, no other Person will be entitled to rely on this Agreement or to anticipate the benefits of this Agreement as a third-party beneficiary hereof.

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8.7	Assignment. No party may assign, delegate or otherwise transfer this Agreement or any rights or obligations under this Agreement in whole or in part (whether by operation of law or otherwise), without the prior written content of the other parties. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Any assignment in violation of this Section 8.7 will be null and void.

8.8	No Waiver. No failure or delay in the exercise or assertion of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, or create an estoppel with respect to any breach of any representation, warranty or covenant herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

8.9	Severability. Any term or provision hereof that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares any term or provision hereof invalid, void or unenforceable, the court or other authority making such determination will have the power to and will, subject to the discretion of such body, reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

8.10	Amendment. Subject to applicable Law, the parties may: (a) extend the time for the performance of obligations or other acts of the other party; (b) waive any inaccuracies in the representations and warranties of the other party herein; (c) waive compliance by the other party with any of the agreements or conditions herein; or (d) amend, modify or supplement this Agreement; provided, however, that no such extension, waiver, amendment, modification or supplement may be made without the written consent of Full Circle. Any agreement on the part of a party to any such extension, waiver, amendment, modification or supplement will be valid only if in an instrument in writing signed by an authorized representative of such party.

8.11	Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes all prior and contemporaneous agreements, negotiations, arrangements, representations and understandings, written, oral or otherwise, between the parties with respect to the subject matter hereof.

8.12	Counterparts. This Agreement may be executed in one or more counterparts (whether delivered by electronic copy or otherwise), each of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party. Each party need not sign the same counterpart.

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8.13	Construction and Interpretation. When a reference is made in this Agreement to a section or article, such reference will be to a section or article of this Agreement, unless otherwise clearly indicated to the contrary. Whenever the words "include," "includes" or "including" are used in this Agreement they will be deemed to be followed by the words "without limitation". The words "hereof," "herein" and "herewith" and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article and section references are references to the articles and sections of this Agreement, unless otherwise specified. The plural of any defined term will have a meaning correlative to such defined term and words denoting any gender will include all genders and the neuter. Where a word or phrase is defined herein, each of its other grammatical forms will have a corresponding meaning. A reference to any legislation or to any provision of any legislation will include any modification, amendment, re-enactment thereof, any legislative provision substituted therefore and all rules, regulations and statutory instruments issued or related to such legislation. If any ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. No prior draft of this Agreement will be used in the interpretation or construction of this Agreement. The parties intend that each provision of this Agreement will be given full separate and independent effect. Although the same or similar subject matters may be addressed in different provisions of this Agreement, the parties intend that, except as expressly provided herein, each such provision will be read separately, be given independent significance and not be construed as limiting any other provision of this Agreement (whether or not more general or more specific in scope, substance or content). Headings are used for convenience only and will not in any way affect the construction or interpretation of this Agreement. References to documents includes electronic communications.

8.14	Definitions. For purposes of this Agreement, the following terms have the following definitions:

(a)	"Administration Agreement" means an agreement in the form attached hereto as Annex 4.

(b)	"Confidential Information" means all information concerning the furnishing party or any of its subsidiaries or affiliates, whether in verbal, visual, written, electronic or other form, which is made available by the furnishing party or any of its Representatives to the receiving party or any of its Representatives, together, in each case, with all notes, memoranda, summaries, analyses, studies, compilations and other writings relating thereto or based thereon prepared by the receiving party or any of its Representatives. The term "Confidential Information" does not include information which the receiving party can demonstrate: (i) was rightfully in the possession of the receiving party prior to disclosure by the furnishing party; (ii) was or is independently developed by the receiving party without use of the Confidential Information; (iii) is now, or hereafter becomes, available to the public other than as a result of disclosure prohibited by this Agreement; (iv) becomes available to the receiving party or any of its Representatives on a non-confidential basis from a source other than the furnishing party or any of its Representatives and such source is not, to the knowledge of the receiving party following reasonable inquiry, under any obligation to the furnishing party or any of its Representatives to keep such information confidential; (v) is transmitted by or on behalf of the furnishing party after receiving written notification from the receiving party of the termination of discussions relating to the Transaction or written instructions from the receiving party not to furnish any further Confidential Information; or (vi) is disclosed as provided in Section 5.8(b).

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(c)	"Contract" means options, warrants, calls, rights, commitments, contracts agreements, instruments, arrangements, understandings, or undertakings (whether or not there are valid defenses to their enforceability), including leases, swaps, forward delivery obligations, forbearance agreements, guarantees, purchase orders and obligations to settle trades.

(d)	"Credit Event" means an event occurring after the date of this Agreement with respect to MAST Portfolio Assets that are owned by the Funds on the Measurement Date representing twenty percent or more of the value of the Measurement Date MAST Portfolio that: (i) the obligor with respect to such financial assets has failed to pay any amount when due (taking into account any grace period) and such failure has not been waived or cured; (ii) any other material indebtedness of any obligor with respect to such financial assets (including any guarantor or co-obligor) has been accelerated or been declared to be in default and as a result the indebtedness with respect to such financial assets has been accelerated; (iii) any obligor with respect to such financial assets (including any guarantor or co-obligor) has become insolvent or made an assignment for the benefit of its creditors or is named as the debtor in a bankruptcy or other insolvency proceeding, has a resolution adopted authorizing its dissolution or winding up or has asserted in writing that any of its obligations in respect of the financial assets are invalid or unenforceable.

(e)	"Encumbrance" means, with respect to any property or asset, any mortgage, lien, pledge, charge, adverse claim, security interest, encumbrance or limitation on transfer (other than such a limitation arising under federal, state or foreign securities Laws) in respect of such property or asset. A Person shall be deemed to own subject to an Encumbrance any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

(f)	“Funds” means (i) the investment funds managed by MAST listed on Annex 1 and signatories to this Agreement and (ii) any other investment fund that shall have become a party hereto pursuant to a Joinder Agreement.

(g)	"Governmental Entity" means any supranational, national, foreign, federal, state or local government or subdivision thereof, or governmental, judicial, legislative, executive, administrative, arbitral or regulatory authority, agency, commission, tribunal or body.

(h)	"Great Elm Share Consideration" means the number of shares of Newco Common Stock equal to the remainder of (x) the quotient of (i) (A) $30,000,000, minus (B) the product of (1) 0.25 and (2) the Newco Transaction Costs, divided by (ii) $15.00, minus (y) 30.

(i)	“Joinder Agreement” means a joinder agreement substantially in the form of Annex 5 together with such changes as may be approved by both of Full Circle and Newco, dated and effective prior to the Measurement Date.

(j)	"Law" means any federal, state, local or foreign law (including common law), statute, ordinance, regulation, judgment, order, decree, injunction, arbitration award, franchise, license, agency requirement or permit of any Governmental Entity.

(k)	"Loan Document" means for any MAST Portfolio Asset: (i) the original promissory note or loan; (ii) any endorsement stock power or other chain of title document; (iii) any indenture, purchase agreement, credit facility or other document under which the MAST Portfolio Asset was issued; (iv) any guarantee, surety or other credit enhancement; and (v) any document purporting to create a security interest in any collateral.

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(l)	“MAST Investor” shall mean any limited partner, stockholder or other investor in or owner of any partnership, fund, entity or account managed by MAST that agrees to contribute assets or that owns assets that are required to be contributed, to Newco pursuant to this Agreement.

(m)	“MAST Portfolio Asset” means each security, evidence of indebtedness, loan, loan participation or other financial asset included in the Signing Date MAST Portfolio.

(n)	"MAST Portfolio Share Consideration" means a number of shares of Newco Common Stock equal to the quotient of (i) (A) the value of the Measurement Date MAST Portfolio as of 5:30 p.m. eastern time on the Measurement Date, minus (B) the product of (1) 0.75 and (2) the Newco Transaction Costs, divided by (ii) $15.00. For purposes of this Agreement the value of any MAST Portfolio Asset that does not price using IDC or another publicly available pricing service will be subject to a third party appraisal by Lincoln International or Valuation Research Corporation. If the pricing available through IDC or another publicly available pricing service for any MAST Portfolio Asset is based on trades that are greater than fourteen trading days prior to the reference date, such asset will be valued instead by a third party appraisal by Lincoln International or Valuation Research Corporation.

(o)	"Material Adverse Effect" means any occurrence, change, event, effect or development that, individually or when taken together with all other occurrences, changes, events, effects or developments, has, or would reasonably be expected to have, a material adverse effect on the business, results of operations, assets, liabilities or financial condition of Newco (after giving effect to the Transactions), including a Credit Event with respect to any MAST Portfolio Asset occurring after the date of this Agreement, or would reasonably be expected to materially impair, prevent or delay the ability of the applicable Person to timely perform its obligations under this Agreement or consummate the Transactions and the transactions contemplated by the Merger Agreement; provided, however, that no occurrence, change, event, effect or development resulting from or in connection with any of the following shall be deemed by itself or by themselves, either alone or in combination, to constitute or contribute to a Material Adverse Effect: (i) occurrences, changes, events, effects or developments generally affecting any or all of the industries or markets in which Newco and the Funds operate, (ii) general economic or business conditions or changes therein, including the commencement, continuation or escalation of a war, armed hostilities or other material international or national calamity or acts of terrorism or earthquakes, hurricanes, other natural disasters or acts of God, (iii) general securities or financial market conditions, including changes in interest rates or currency exchange rates, (iv) changes or proposed changes in any Laws, rules, regulations, GAAP or other accounting standards, or authoritative interpretations thereof, (v) the entry into or announcement of this Agreement or the Merger Agreement or the proposed acquisition of Full Circle or the pendency or consummation of the Transactions or the transactions under the Merger Agreement, or any changes or actions resulting from any of the foregoing, (vi) any action required by law, contemplated by this Agreement or the Merger Agreement, expressly consented to by the other party, or taken at the request of the other party, (vii) any change solely resulting from a change in the fair value of the MAST Portfolio Assets, individually or in the aggregate (provided, that, for the avoidance of doubt, (x) a Credit Event with respect to the MAST Portfolio Assets shall constitute a Material Adverse Effect and (y) occurrences described in clauses (i), (ii) and (iii) of the definition of Credit Event, to the extent they do not in the aggregate constitute a Credit Event, shall not constitute a Material Adverse Effect), or (vii) any Action relating to this Agreement or the Transactions, or the Merger Agreement or the transactions thereunder (except in the case of clauses (i), (ii), (iii) or (iv), to the extent that the applicable party is disproportionately adversely affected thereby as compared with similar businesses and funds, in which case the incremental disproportionate impact may be taken into account in determining whether there has been a Material Adverse Effect).

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(p)	“Measurement Date Fund Percentage” means, with respect to a Fund, a fraction expressed as a percentage, the numerator of which is the Net Asset Value of such Fund’s Measurement Date Fund Portfolio, and the denominator of which is the Net Asset Value of the Measurement Date MAST Portfolio.

(q)	“Measurement Date Fund Portfolio” means, with respect to each Fund, the MAST Portfolio Assets that are owned by such Fund on the Measurement Date plus such Fund’s Undistributed Measurement Date MAST Portfolio Earnings in respect of such MAST Portfolio Assets, provided that: (i) if the aggregate amount of the Undistributed Measurement Date MAST Portfolio Earnings of all Funds combined with the aggregate fair market value (as of the Measurement Date) of all MAST Portfolio Assets owned by the Funds on the Measurement Date is less than $90,000,000, each Fund may elect to contribute such additional cash or Approved Securities as may be necessary to cause the aggregate value of the Measurement Date MAST Portfolio to equal $90,000,000, provided, however, that such additional Approved Securities shall not cause the Surviving Corporation to fail to satisfy the asset diversification requirements of Section 851(b)(3) of the U.S. Internal Revenue Code of 1986 (the "Code") immediately after the Closing, determined by treating the Closing Date as the close of a quarter of the Surviving Corporation's taxable year; and (ii) if the aggregate amount of the Undistributed Measurement Date MAST Portfolio Earnings of all Funds combined with the aggregate value of all MAST Portfolio Assets owned by the Funds on the Measurement Date exceeds $90,000,000, such Fund shall be permitted to retain the Undistributed Measurement Date MAST Portfolio Earnings generated by its MAST Portfolio Assets in excess of $90,000,000. For the avoidance of doubt such Fund may: (1) elect not to contribute additional cash or securities as described above in clause 8.14(q)(i); and (2) increase or reduce the MAST Portfolio Assets to be contributed by it prior to the Measurement Date; provided that such Fund may only: (x) increase the MAST Portfolio Assets to be contributed by it with Approved Securities; and (y) reduce the MAST Portfolio Assets to be contributed by it if another Fund (including a person who becomes party to this Agreement pursuant to a Joinder Agreement) contributes additional Approved Securities with a fair market value as of May 31, 2016 equal to the fair market value of the assets being reduced as of May 31, 2016.

(r)	"Measurement Date MAST Portfolio" means the sum of all of the Measurement Date Fund Portfolios.

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(s)	"Measurement Date Undistributed MAST Portfolio Earnings" means all proceeds on the MAST Portfolio Assets accruing between the date of this Agreement and 5:30 p.m. eastern time on the Measurement Date, including interest accruing on, principal repaid on and sales proceeds accruing from the ownership, sale or other disposition of any MAST Portfolio Asset. For the avoidance of doubt, Approved Securities may be substituted for any portion of the value of such Fund’s Measurement Date Undistributed MAST Portfolio Earnings, so long as (i) in the event additional securities of the type described above are substituted for cash. the net asset value of such securities as of the Measurement Date is equal to the reduction in cash proceeds included in the definition of “Measurement Date Undistributed MAST Portfolio Earnings” and (ii) such Fund provides notice to Newco and Full Circle of the securities to be included herein within three Business Days of the Measurement Date, provided, however, that such substituted Approved Securities shall not cause the Surviving Corporation to fail to satisfy the asset diversification requirements of Section 851(b)(3) of the Code immediately after the Closing, determined by treating the Closing Date as the close of a quarter of the Surviving Corporation's taxable year.

(t)	"Net Asset Value" means with respect to any Person and as of any date the net asset value of such Person, as of the applicable date, determined in good faith by the applicable party's board of directors in compliance with the Investment Company Act. For the avoidance of doubt, in determining Net Asset Value, each party shall take into account all accruals and other items that would be required under GAAP to appear as liabilities on the face of the Person's balance sheet as well as such other considerations as deemed necessary or appropriate in order to comply with any applicable SEC guidance regarding compliance with Section 23 of the Investment Company Act.

(u)	"New Management Agreement" means an agreement in the form attached hereto as Annex 2.

(v)	"Newco Net Asset Value" as of any reference date means the Net Asset Value of Newco, calculated as if Newco acquired the MAST Portfolio Assets and received the $30,000,000 cash investment by Great Elm on May 31, 2016, minus the sum of (i) any interest earnings accrued on any MAST Portfolio Asset as of such reference date and (ii) the Newco Transaction Costs.

(w)	"Newco Transaction Costs" means the sum of (i) Newco's, the Funds' and Great Elm's legal, accounting and other costs and expenses incurred and to be incurred in connection with the Merger Agreement and the Transactions through the Closing, including an estimate made in good faith of costs and expenses not yet invoiced and the costs and expenses attributable to services not yet performed, estimated as of the Measurement Date, plus, (ii) 50% of the estimated cost to print and distribute the Proxy Statement/Prospectus as agreed in good faith by Newco and Full Circle in each case estimated as of the Measurement Date. For the avoidance of doubt, Newco Transaction Costs includes an estimate of costs to be incurred after the Measurement Date through and including the Closing Date and amounts to be reimbursed to Great Elm and the Funds pursuant to Section 8.2 of this Agreement.

(x)	"Order" means any order, injunction, judgment, decree or ruling (whether temporary, preliminary or permanent) enacted, promulgated, issued or entered by any Governmental Authority.

(y)	"Permit" means any licenses, permits, qualifications, accreditations, approvals and authorizations of any Governmental Entity.

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(z)	"Person" means any natural person or any corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Entity.

(aa)	"Registration Rights Agreement" means an agreement in the form attached hereto as Annex 3.

(bb)	"Representatives" means the directors, officers, employees, managers, members, partners, agents, potential financing sources or advisors (including attorneys, accountants, investment bankers and consultants) of a party.

(cc)	"Signing Date MAST Portfolio" means the portfolio of securities set forth in Annex 1 of this Agreement plus any additional securities added in any Joinder Agreement, together with all rights in and to:

(i)	any proceeds receivable after the Measurement Date and before the Closing in respect of principal of any of the MAST Portfolio Assets;

(ii)	the right to all payments of accrued interest and any other interest, principal, penalties, fees, charges and other amounts received or receivable on or in respect of any of the MAST Portfolio Assets accruing after the Closing;

(iii)	all collateral or other security interests to which the Funds are beneficiaries or otherwise have rights in respect of any of the MAST Portfolio Assets;

(iv)	all rights and remedies under guarantees, warranties, purchase agreements, indentures, indemnities and similar rights in favor of the Funds related to any of the MAST Portfolio Assets;

(v)	the causes of action, lawsuits, judgments, refunds, choses in action, rights of recovery, rights of set-off, rights of recoupment, demands and any other rights or claims, including all preference or avoidance claims and actions of any of the Funds that are related to any of the MAST Portfolio Assets; and

(vi)	all rights to receive mail and other communications addressed to the Funds that pertain to the MAST Portfolio Assets, including any mail and communications from trustees, collateral agents and administrative agents.

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The parties have executed this Agreement as of the date first written above.

GREAT ELM CAPITAL CORP.

By:	/s/ Richard S. Chernicoff
Name:	Richard S. Chernicoff
Title:	Treasurer

GREAT ELM CAPITAL GROUP, INC.

By:	/s/ Boris Teksler
Name:	Boris Teksler
Title:	CEO

MAST CREDIT OPPORTUNITIES I MASTER FUND LTD.

By:	/s/ Adam Kleinman
Name:	Adam Kleinman
Title:	Authorized Signatory

MAST ADMIRAL MASTER FUND, L.P.

By:	MAST ADMIRAL GP, LLC,
its General Partner

By:	/s/ Adam Kleinman
Name:	Adam Kleinman
Title:	Authorized Signatory

MAST SELECT OPPORTUNITIES MASTER FUND, L.P.

By:	MAST SELECT OPPORTUNITIES GP, LLC,
its General Partner

By:	/s/ Adam Kleinman
Name:	Adam Kleinman
Title:	Authorized Signatory

Signature Page to Subscription

Agreement - 1

Solely with respect to Section 5.11

MAST CAPITAL MANAGEMENT, LLC

By:	/s/ Adam Kleinman
Name:	Adam Kleinman
Title:	Chief Operating Officer

Signature Page to Subscription

Agreement - 2

Annex 1

Signing Date MAST Portfolio

Mast Credit Opportunities I Master Fund Limited

Position	Signing Date NAV*
Avanti Communications Group	$23,648,756
Global Cash Access	$5,256,720
Optima Specialty Steel	$5,842,900
Trilogy International Partners	$10,000,000
$44,748,376

Mast Select Opportunities Master Fund L.P.

Position	Signing Date NAV*
Avanti Communications Group	$30,625,520
Global Cash Access	$5,066,040
Optima Specialty Steel	$6,992,100
$42,683,660

Mast Admiral Master Fund L.P.

Position	Signing Date NAV*
Avanti Communications Group	$1,853,530
Tallage Adams	$232,661
Tallage Lincoln	$481,772
$2,567,963

*Values as of May 31, 2016

Annex 1 - 1

Annex 2

New Management Agreement

Annex 2 - 1

Annex 2

INVESTMENT MANAGEMENT AGREEMENT

INVESTMENT MANAGEMENT AGREEMENT, dated as of •, 2016 (this "Agreement"), by and between Great Elm Capital Corp., a Maryland corporation (the "Company"), and Great Elm Capital Management, Inc., a Delaware corporation (the "Investment Manager").

Recitals

The Company is a closed-end management company that intends to elect to be treated as a business development company ("BDC") under the Investment Company Act of 1940, as amended (the "Investment Company Act").

The Investment Manager is an investment adviser that has registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act").

The Company has entered into an Agreement and Plan of Merger with Full Circle Capital Corporation, a Maryland corporation ("Full Circle"), that has elected to be treated as a BDC under the Investment Company Act, providing for the merger of Full Circle with and into the Company (the "Merger").

The Company desires to hire the Investment Manager on the terms set forth in this Agreement and the Investment Manager is willing to provide the services described herein on the terms in this Agreement.

Agreement

In consideration of the foregoing, and the mutual promises in this Agreement, the parties, intending to be legally bound, agree as follows:

1.	Sub-Advisers. The Investment Manager may engage one or more investment advisers which are registered under the Advisers Act to act as sub-advisers to provide the Company certain services set forth in Article 2, all as shall be set forth in a written contract to which the Company and the Investment Manager shall be parties, which contract shall be subject to approval by the vote of a majority of the board of directors of the Company (the "Board of Directors") who are not interested persons of the Investment Manager, any sub-adviser, or of the Company, cast in person at a meeting called for the purpose of voting on such approval and, to the extent required by the Investment Company Act, by the vote of a majority of the outstanding voting securities of the Company and otherwise consistent with the Investment Company Act.

2.	Management Services.

2.1	Investment Management. The Investment Manager will regularly provide the Company with investment research, advice and supervision and will furnish continuously an investment program for the Company consistent with the investment objectives and policies of the Company. The Investment Manager will (a) determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (b) identify, evaluate and negotiate the structure of the investments made by the Company and its consolidated subsidiaries (each, a "Company Investment"); (c) close and monitor the Company's investments; (d) determine the securities and other assets that the Company will purchase, retain, or sell; (e) perform due diligence on prospective portfolio companies or other Company Investments; (f) determine what portion of the Company's Investments shall be held in cash and cash equivalents and (g) provide the Company with such other investment advisory services as the Company may, from time to time, reasonably request, and that the Investment Manager agrees to provide, for the investment of the Company's funds, subject always to the provisions of the Company's organizational documents as in effect from time to time and of the Investment Company Act, and to the investment objectives, policies and restrictions of the Company, as each of the same shall be from time to time in effect, and subject, further, to such policies and instructions as the Board of Directors may from time to time establish.

2.2	Special Purpose Vehicles. The Investment Manager is hereby authorized to cause the Company to make Company Investments, directly or indirectly through one or more subsidiaries or special purposes vehicles.

2.3	Power to Bind the Company. The Investment Manager is hereby authorized, on behalf of the Company and at the direction of the Board of Directors pursuant to delegated authority, to possess, transfer, mortgage, pledge or otherwise deal in, and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, Company Investments and other property and funds held or owned by the Company, including voting and providing consents and waivers with respect to the Company Investments and exercising and enforcing rights with respect to any claims relating to such Company Investments and other property and funds, including with respect to litigation, bankruptcy or other reorganization.

2.4	Managerial Assistance. The Investment Manager will, to the extent such services are not otherwise provided or procured on the Company's behalf by the Administrator, provide significant managerial assistance to those portfolio companies of the Company that request such assistance from the Company and to which the Company agrees to provide such services pursuant to the Investment Company Act; provided, however, that any reasonable out-of-pocket fees and expenses actually incurred by the Investment Manager in connection therewith (exclusive of the compensation of any investment professionals of the Investment Manager) shall be subject to reimbursement by the Company pursuant to Section 3.4 of this Agreement.

2.5	Board Reporting. In addition to the requirements under the Investment Company Act, the Investment Manager will also provide to the Board of Directors such periodic and special reports as it may request.

2.6	Books and Records. The Investment Manager will maintain all books and records with respect to the Company's securities transactions required by sub-paragraphs (b)(5), (6), (9) and (10) and paragraph (f) of Rule 31a-1 under the Investment Company Act (other than those records being maintained by the Administrator or the Company's custodian or transfer agent) and preserve such records for the periods prescribed therefor by Rule 31a-2 of the Investment Company Act unless any such records are earlier surrendered as provided below. In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Investment Manager agrees that all records which it maintains for the Company shall at all times remain the property of the Company, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. The Investment Manager further agrees that all records that it maintains for the Company pursuant to Rule 31a-1 under the Investment Company Act will be preserved for the periods prescribed by Rule 31a-2 under the Investment Company Act unless any such records are earlier surrendered as provided above. Records may be surrendered in machine-readable form. The Investment Manager shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement.

2.7	Change in Ownership Notice. The Investment Manager shall notify the Board of Directors at least 90 days in advance of any transaction (or as soon thereafter as the Investment Manager becomes aware of such transaction) involving the Investment Manager that could result in an assignment of this Agreement resulting in its termination pursuant to Section 7.3 hereto.

2.8	Debt Financing. The Investment Manager will use commercially reasonable efforts to arrange for debt financing on the Company's behalf as determined necessary by the Investment Manager, subject to oversight and approval of the Board of Directors.

2.9	Non-Exclusive Relationship and Transaction Fees. The Investment Manager's services hereunder are not deemed exclusive, and it shall be free to render similar services to others. The Investment Manager may engage in any other business or render similar or different services to others including the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company; provided that the Investment Manager's services to the Company hereunder are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of the Investment Manager or any manager, partner, officer or employee of the Investment Manager to engage in any other business or to devote his, her or its time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith; provided, however, any transaction, loan origination, advisory, managerial assistance or other fees received in connection with the Company's activities or the Investment Manager's activities as they relate to the Company shall be the property of the Company.

3.	Allocation of Charges and Expenses.

3.1	Costs Generally. All investment professionals of the Investment Manager and its staff, when and to the extent engaged in providing services required to be provided by the Investment Manager under Sections 2.1, 2.4, 2.5, 2.6 and 2.8 of this Agreement, and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Investment Manager and not by the Company.

3.2	Non-Covered Costs. Other than those expenses specifically allocated to the Investment Manager in Section 3.1, the Company will bear all costs and expenses of its operations and transactions, including those relating to:

(a)	organizational expenses of the Company;

(b)	fees and expenses, including reasonable travel expenses, actually incurred by the Investment Manager or payable to third parties related to the investments of the Company, including, among others, professional fees (including the fees and expenses of counsel, consultants and experts) and fees and expenses relating to, or associated with, evaluating, monitoring, researching and performing due diligence on investments and prospective investments (including payments to third party vendors for financial information services);

(c)	out-of-pocket fees and expenses, including reasonable travel expenses, actually incurred by the Investment Manager or payable to third parties related to the provision of managerial assistance to those portfolio companies of the Company that the Company agrees to provide such services to under the Investment Company Act (exclusive of the compensation of any investment professionals of the Investment Manager);

(d)	interest or other costs associated with debt, if any, incurred to finance the Company's business;

(e)	fees and expenses incurred by the Company in connection with the Company's membership in investment company organizations;

(f)	brokers' commissions;

(g)	investment advisory and management fees;

(h)	fees and expenses associated with calculating the Company's net asset value (including the costs and expenses of any independent valuation firm);

(i)	fees and expenses relating to offerings of the Company's common stock and other securities;

(j)	legal, auditing or accounting expenses;

(k)	federal, state and local taxes and other governmental fees;

(l)	the fees and expenses of the administrator (together with any successor administrator, the "Administrator") and any sub-administrator to the Company, the Company's transfer agent or sub-transfer agent, and any other amounts payable under the administration agreement to be entered into by and between the Company and the Administrator concurrent herewith (the "Administration Agreement"), or any similar administration agreement or sub-administration agreement to which the Company may become a party;

(m)	the cost of preparing stock certificates or any other expenses, including clerical expenses of issue, redemption or repurchase of securities of the Company;

(n)	the expenses of and fees for registering or qualifying shares of the Company for sale and of maintaining the registration of the Company and registering the Company as a broker or a dealer;

(o)	the fees and expenses of the directors of the Company who are not interested persons (as defined in the Investment Company Act);

(p)	the cost of preparing and distributing reports, proxy statements and notices to shareholders, the Securities and Exchange Commission ("SEC") and other governmental or regulatory authorities;

(q)	costs of holding shareholder meetings;

(r)	listing fees;

(s)	the fees or disbursements of custodians of the Company's assets, including expenses incurred in the performance of any obligations enumerated by the certificate of incorporation or bylaws of the Company insofar as they govern agreements with any such custodian;

(t)	any amounts payable under the Company's agreement with the Administrator;

(u)	the Company's allocable portion of the costs associated with maintaining any computer software, hardware or information technology services (including information systems, Bloomberg or similar terminals, cybersecurity and related consultants and email retention) that are used by the Company or by the Investment Manager, the Administrator or their respective affiliates on behalf of the Company (which allocable portion shall exclude any such costs related to investment professionals of the Investment Manager providing services to the Company hereunder);

(v)	the Company's allocable portion of the fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums;

(w)	direct costs and expenses incurred by the Company, the Investment Manager or the Administrator in connection with the performance of administrative services on behalf of the Company, including printing, mailing, long distance telephone, cellular phone and data service, copying, secretarial and other staff, independent auditors and outside legal costs;

(x)	all other expenses incurred by the Company, the Investment Manager or the Administrator in connection with administering the Company's business (including payments under the Administration Agreement based upon the Company's allocable portion of the Administrator's overhead in performing its obligations under the Administration Agreement, including rent and the allocable portion of the cost of the Company's Chief Financial Officer and Chief Compliance Officer and their respective staffs (including reasonable travel expenses); and

(y)	costs incurred by the Company in connection with any claim, litigation, arbitration, mediation, government investigation or dispute in connection with the business of the Company and the amount of any judgment or settlement paid in connection therewith, or the enforcement of the Company's rights against any person and indemnification or contribution expenses payable by the Company to any person and other extraordinary expenses of the Company not incurred in the ordinary course of the Company's business.

3.3	Investment Manager's Option to Reduce Fees. The Investment Manager may (but is not obligated to) impose a voluntary cap on the amount of expenses that will be borne by the Company on a monthly or annual basis. Any such expense cap may be increased, decreased, waived or eliminated at any time at the Investment Manager's sole discretion, subject to reasonable notice to the Board of Directors of the Company.

3.4	Reimbursement. To the extent that expenses properly borne by the Company pursuant to this Article 3 are paid by the Investment Manager, the Company shall reimburse the Investment Manager for such expenses (without any profit thereto), provided, however, that the Investment Manager may elect, from time to time and in its sole discretion, to bear certain of the Company's expenses set forth above, including organizational and other expenses, provided, further, that the aggregate amount of expenses accrued for reimbursement pursuant to this Section 3.4 that pertain to direct compensation costs of financial, compliance and accounting personnel that perform services for the Company, inclusive of the fees charged by any sub-administrator to provide such financial, compliance and/or accounting personnel to the Company ("Compensation Expenses"), during the twelve months beginning on the date immediately following consummation of the Merger, when taken together with Compensation Expenses reimbursed or accrued for reimbursement by the Company pursuant to the Administration Agreement during such period, shall not exceed 0.50% of the Company's average net asset value during such period.

4.	Compensation of the Investment Manager. The Company agrees to pay, and the Investment Manager agrees to accept, as compensation for the services provided by the Investment Manager hereunder, a management fee ("Management Fee") and an incentive fee ("Incentive Fee") as hereinafter set forth. The Company shall make any payments due hereunder to the Investment Manager or to the Investment Manager's designee as the Investment Manager may otherwise direct. To the extent permitted by applicable law, the Investment Manager may elect, or the Company may adopt a deferred compensation plan pursuant to which the Investment Manager may elect, to defer all or a portion of its fees hereunder for a specified period of time.

4.1	Management Fee. The Management Fee will be payable quarterly in arrears. The Management Fee will be calculated based on the average value of the Company's total assets (determined under United States generally accepted accounting principles as in effect at the time of the applicable calculation required hereunder ("GAAP")) (other than cash or cash equivalents but including assets purchased with borrowed funds) at the end of the two most recently completed calendar quarters, and appropriately adjusted for any share issuances or repurchases during the current calendar quarter ("Average Gross Assets"). Management Fees for any partial month or quarter will be appropriately pro rated. The Management Fee shall begin to accrue on the day immediately following completion of the Merger. The Management Fee shall be 1.50% per annum of Average Gross Assets.

4.2	The Incentive Fee. The Incentive Fee consists of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the Incentive Fee is based on the Company's and its consolidated subsidiaries' income (the "Income Incentive Fee") and a portion is based on the Company's and its consolidated subsidiaries' capital gains (the "Capital Gains Incentive Fee"), as set forth in Sections 4.3 and 4.4, respectively.

4.3	Income Incentive Fee. The Income Incentive Fee will be calculated and payable quarterly in arrears based on the Pre-Incentive Fee Net Investment Income for the quarter. "Pre-Incentive Fee Net Investment Income" means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued by the Company and its consolidated subsidiaries during the calendar quarter, minus the Company's and its consolidated subsidiaries' operating expenses for the quarter (including the Management Fee, expenses payable under the Administration Agreement or hereunder, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Income Incentive Fee and any Capital Gains Incentive Fee).

(a)	Pre-Incentive Fee Net Investment Income includes any accretion of original issue discount, market discount, payment-in-kind interest, payment-in-kind dividends or other types of deferred or accrued income, including in connection with zero coupon securities, that the Company and its consolidated subsidiaries have recognized in accordance with GAAP, but have not yet received in cash (collectively, "Accrued Unpaid Income"). Pre-Incentive Fee Net Investment Income does not include any realized capital gains or losses or unrealized capital appreciation or depreciation.

(b)	Pre-Incentive Fee Net Investment Income, expressed as a rate of return on the value of the Company's net assets (defined in accordance with GAAP) at the end of the immediately preceding calendar quarter, will be compared to a "hurdle rate" of 1.75% per quarter (7% annualized). The Company will pay the Investment Manager the Income Incentive Fee with respect to the Company's Pre-Incentive Fee Net Investment Income in each calendar quarter as follows:

(i)	no Income Incentive Fee in any calendar quarter in which Pre-Incentive Fee Net Investment Income does not exceed the hurdle rate;

(ii)	100% of Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the hurdle rate but is less than 2.1875% in any calendar quarter (8.75% annualized); and

(iii)	20% of the amount of Pre-Incentive Fee Net Investment Income, if any, that exceeds 2.1875% in any calendar quarter (8.75% annualized).

These calculations will be appropriately pro rated for any period of less than three months and adjusted for any share issuances or repurchases during the then current quarter.

(c)	Any Income Incentive Fee otherwise payable under this Section 4.3 with respect to Accrued Unpaid Income (collectively, the "Accrued Unpaid Income Incentive Fees") shall be deferred, on a security by security basis, and shall become payable only if, as, when and to the extent cash is received by the Company or its consolidated subsidiaries in respect thereof. Any Accrued Unpaid Income that is subsequently reversed in connection with a write-down, write-off, impairment or similar treatment of the investment giving rise to such Accrued Unpaid Income will, in the applicable period of reversal, (A) reduce Pre-Incentive Fee Net Investment Income and (B) reduce the amount of Accrued Unpaid Income Incentive Fees deferred under this Section 4.3(c). Subsequent payments of Accrued Unpaid Income Incentive Fees deferred pursuant to this Section 4.3(c) shall not reduce the amounts otherwise payable for any quarter pursuant to this Section 4.3.

4.4	Capital Gains Incentive Fee. The Capital Gains Incentive Fee will be determined and payable in arrears as of the end of each calendar year (or upon termination of this Agreement), commencing with the calendar year ending December 31, 2016, and is calculated at the end of each applicable year by subtracting (1) the sum of the Company's and its consolidated subsidiaries' cumulative aggregate realized capital losses and aggregate unrealized capital depreciation from (2) the Company's and its consolidated subsidiaries' cumulative aggregate realized capital gains, in each case calculated from the date immediately following consummation of the Merger. If such amount is positive at the end of such year, then the Capital Gains Incentive Fee for such year is equal to 20% of such amount, less the aggregate amount of Capital Gains Incentive Fees paid in all prior years. If such amount is negative, then there is no Capital Gains Incentive Fee for such year. If this Agreement shall terminate as of a date that is not a calendar year end, the termination date shall be treated as though it were a calendar year end for purposes of calculating and paying the Capital Gains Incentive Fee. For purposes of this Section 4.4:

(a)	The cumulative aggregate realized capital gains are calculated as the sum of the differences, if positive, between (i) the net sales price of each Company Investment when sold and (ii) the accreted or amortized cost basis of such Company Investment.

(b)	The cumulative aggregate realized capital losses are calculated as the sum of the amounts by which (i) the net sales price of each Company Investment when sold is less than (ii) the accreted or amortized cost basis of such Company Investment.

(c)	The aggregate unrealized capital depreciation is calculated as the sum of the differences, if negative, between (i) the fair value of each Company Investment as of the applicable Capital Gains Fee calculation date and (ii) the accreted or amortized cost basis of such Company Investment.

(d)	Notwithstanding the foregoing, if the Company or any of its consolidated subsidiaries is required by GAAP to record a Company Investment at its fair value as of the time of acquisition instead of at the actual amount paid for such Company Investment (including, for example, as a result of the application of the acquisition method of accounting), then solely for the purposes of calculating the Incentive Fee on Capital Gains, the "accreted or amortized cost basis" of an investment shall be an amount (the "Contractual Cost Basis") equal to (i) (A) the actual amount paid by the Company for such Company Investment plus (y) any amounts recorded in the Company's financial statements as required by GAAP that are attributable to the accretion of such Company Investment plus (B) any other adjustments made to the cost basis included in the Company's financial statements, including payment-in-kind interest or additional amounts funded (net of repayments) minus (ii) any amounts recorded in the Company's financial statements as required by GAAP that are attributable to the amortization of such Company Investment. For the avoidance of doubt, the Contractual Cost Basis as determined pursuant to the foregoing sentence may be higher or lower than the fair value of such Company Investment (as determined in accordance with GAAP) at the time of acquisition.

4.5	Mandatory Deferral. The amount of Income Incentive Fee otherwise payable to the Investment Manager in any quarter (excluding Accrued Unpaid Income Incentive Fees deferred pursuant to Section 4.3(c) with respect to such quarter) that exceeds the sum of (A) 20% of the Cumulative Pre-Incentive Fee Net Return (as defined below) during the most recent twelve full calendar quarter period ending on or prior to the date such payment is to be made (the "Trailing Twelve Quarters") less (B) the aggregate Income Incentive Fees that were previously paid to the Investment Manager during such Trailing Twelve Quarters (excluding Accrued Unpaid Income Incentive Fees deferred pursuant to Section 4.3(c) during such Trailing Twelve Quarters and not subsequently paid), shall be deferred (the "Deferred Incentive Fees"). For this purpose, “Cumulative Pre-Incentive Fee Net Return” during the relevant Trailing Twelve Quarters means the sum of (x) Pre-Incentive Fee Net Investment Income in respect of such Trailing Twelve Quarters less (y) net realized capital losses and net unrealized capital depreciation, if any, in each case calculated in accordance with GAAP, in respect of such Trailing Twelve Quarters. Any Deferred Incentive Fees shall be carried over for payment in subsequent calculation periods by the Company, to the extent such payment could otherwise be made under this Agreement. Fee deferral pursuant to this Section 4.5 will be calculated with respect to the first twelve full calendar quarters from the date immediately following consummation of the Merger using the period from and after such date which is a period of less than twelve full calendar quarters.

4.6	Special Rule for Swaps.

(a)	For purposes of computing the Capital Gain Incentive Fee, the realized capital gains with respect to swaps or derivative contracts will accrue upon realization of any net gains and losses attributable to the underlying securities constituting the reference assets of such swaps or derivative contracts upon settlement thereof, after taking into account any payments received from the counterparty thereto during the term of such swap or derivative contract.

(b)	Pre-Incentive Fee Net Investment Income shall not include realized gain or loss or unrealized appreciation or depreciation recognized in respect of swaps or derivative contracts.

(c)	Any unrealized appreciation or depreciation on swaps or derivative contracts will be reflected in Average Gross Assets for purposes of determining the Management Fee, and any such unrealized depreciation will be taken into account in calculating the Capital Gains Incentive Fee.

5.	Best Execution.

5.1	Best Execution. The Investment Manager or its agent shall arrange for the placing of all orders for the purchase and sale of Company Investments with brokers or dealers selected by the Investment Manager. In the selection of such brokers or dealers and the placing of such orders, the Investment Manager is directed at all times to seek to obtain the best net results for the Company, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the brokerage firm and the brokerage firm's risk and skill in positioning blocks of securities.

5.2	Exceptions to Best Execution. Subject to applicable legal requirements, the Investment Manager may select a broker based partly upon brokerage or research services provided to the Company, the Investment Manager and any of its other accounts. It is also understood that it is desirable for the Company that the Investment Manager have access to supplemental investment and market research and security and economic analyses provided by brokers who may execute brokerage transactions at a higher cost to the Company than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Investment Manager is authorized to place orders for the purchase and sale of securities for the Company with such brokers, subject to review by the Board of Directors from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Investment Manager in connection with its services to other clients. If any occasion should arise in which the Investment Manager gives any advice to its clients concerning the shares of the Company, it will act solely as investment counsel for such clients and not in any way on behalf of the Company. The Investment Manager may, on occasions when it deems the purchase or sale of a security to be in the best interests of the Company as well as its other customers (including any investment company or advisory account for which the Investment Manager or any of its affiliates acts as an investment adviser), aggregate, to the extent permitted by applicable laws and regulations, the securities to be sold or purchased in order to obtain the best net price and the most favorable execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Investment Manager in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Company and to such other customers.

6.	Limitation of Liability of Investment Manager and the Company.

6.1	Limitation of Liability; Indemnification. To the fullest extent permitted by law, the Investment Manager, its members and their respective officers, managers, partners, agents, employees, controlling persons, members and any other person affiliated with any of them (collectively, the "Indemnified Parties"), shall not be liable to the Company for any action taken or omitted to be taken by the Investment Manager in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company, except as otherwise provided herein or to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services. To the fullest extent permitted by law, the Company shall indemnify, defend and protect the Indemnified Parties (each of whom shall be deemed a third party beneficiary hereof) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys' fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Investment Manager's duties or obligations under this Agreement or otherwise as an investment adviser of the Company. Notwithstanding the foregoing provisions of this Section 6.1 to the contrary and in accordance with Section 17(i) of the Investment Company Act, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of any Indemnified Party's duties or by reason of the reckless disregard of the Investment Manager's duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act).

6.2	Dual Directors, Officers and/or Employees. If any person who is a manager, partner, officer or employee of the Investment Manager is or becomes a director, officer and/or employee of the Company and acts as such in any business of the Company, then such manager, partner, officer and/or employee of the Investment Manager shall be deemed to be acting in such capacity solely for the Company, and not as a manager, partner, officer or employee of the Investment Manager or under the control or direction of the Investment Manager, even if paid by the Investment Manager.

7.	Duration and Termination of this Agreement.

7.1	Duration. This Agreement shall remain in full force and effect for two years from the date first written above and shall continue for periods of one year thereafter, but only so long as such continuance is specifically approved at least annually (a) by the vote of a majority of the Company's directors who are not interested persons (as defined in the Investment Company Act) and in accordance with the requirements of the Investment Company Act and (b) by a vote of a majority of the Board of Directors or of a majority of the outstanding voting securities of the Company. The aforesaid requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the Investment Company Act.

7.2	Termination for Convenience. This Agreement may, on sixty days written notice to the other party, be terminated in its entirety at any time without the payment of any penalty, by the Board of Directors, by vote of a majority of the outstanding voting securities of the Company, or by the Investment Manager.

7.3	Change of Control of the Investment Manager. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Agreement, the definitions contained in Section 2(a) of the Investment Company Act (particularly the definitions of "interested person," "assignment" and "majority of the outstanding voting securities"), as from time to time amended, shall be applied, subject, however, to such exemptions as may be granted by the SEC by any rule, regulation or order.

7.4	Effect of Termination. Any termination of this Agreement pursuant to this Article 7 shall be without penalty or other additional payment save that (a) the Company shall pay the Management Fee and Incentive Fee per Article 4 prorated to the date of termination; and (ii) the Company shall honor any trades entered into by it or the Investment Manager on its behalf prior to such termination, but not settled before the date of any such termination. Section 2.6 and Articles 3, 4, 6, 7 and 9 shall survive the termination of this Agreement.

8.	Confidentiality. The parties hereto agree that each shall treat confidentially all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information pursuant to Regulation S-P of the SEC, shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is requested or required to be disclosed by any governmental or regulatory authority, including in connection with any required regulatory filings or examinations, by legal counsel of either of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation. Notwithstanding the foregoing, the Company hereby consents and authorizes the Investment Manager and its affiliates to use and disclosure confidential information relating to the Company in connection with (a) the preparation of performance information relating to the Company and (b) in connection with any contemplated sale of the outstanding equity or assets of the Investment Manager, Administrator, or any person who may be deemed to "control" either of the Investment Manager or the Administrator, in each case within the meaning of the Investment Company Act.

9.	General

9.1	Amendment of this Agreement. No provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. To the extent required under the Investment Company Act, no amendment of this Agreement shall be effective as to the Company until approved by vote of the holders of a majority of the outstanding voting securities of the Company and by a majority of the Board of Directors, including a majority of the directors who are not interested persons (as defined in the Investment Company Act) of the Company and have no financial interest in this Agreement, cast in person at a meeting called for the purpose of voting on such amendment. Changes, waivers, restatements, amendments to this Agreement and discharge of specific obligations hereunder shall not be deemed a termination of this Agreement.

9.2	Due Authorization; Enforceability; No Conflict. Each party represents and warrants to each other party that: (a) the execution and delivery of this Agreement by such party and the performance by such party of its obligations hereunder have been duly authorized by all necessary actions on the part of such party, (b) this Agreement has been duly executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms except to the extent limited by general principles of equity and bankruptcy, insolvency or similar laws and general equitable principles affecting the rights of creditors generally and (c) the execution and delivery of this Agreement by such party and the performance by such party of its obligations hereunder (i) do not conflict with such party's organizational or governing documents and (ii) do not conflict with, result in a breach or violation of, or constitute a default under any law, regulations, rule or any order of any governmental authority applicable to such party or any material contract to which such party or such party's property is bound. The Company represents that this Agreement has been approved by the holders of a majority of the outstanding shares of the Company's voting stock.

9.3	Independent Contractors. The Investment Manager is an independent contractor. No trust, joint venture or relationship (other than contractual) is formed hereby. Except as expressly provided or authorized herein, the Investment Manager shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

9.4	Choice of Law. Other than the provisions of the Maryland General Corporation Law mandatorily applicable to corporate formalities, this Agreement and the transactions contemplated hereby will be governed by (i) the laws of the State of Delaware that are applicable to contracts made in and performed solely in Delaware and (ii) the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

9.5	Enforcement.

(a)	Any dispute arising under, related to or otherwise involving this Agreement will be litigated in the Court of Chancery of the State of Delaware. The parties agree to submit to the jurisdiction of the Court of Chancery of the State of Delaware and waive trial by jury. The parties do not consent to mediate any disputes before the Court of Chancery.

(b)	Notwithstanding the foregoing, if there is a determination that the Court of Chancery of the State of Delaware does not have subject matter jurisdiction over any dispute arising under this Agreement, the parties agree that: (i) such dispute will be adjudicated only by, and will be subject to the exclusive jurisdiction and venue of, the Superior Court of Delaware of and for the County of New Castle; (ii) if the Superior Court of Delaware does not have subject matter jurisdiction over such dispute, then such dispute will be adjudicated only by, and will be subject to the exclusive jurisdiction and venue of, the Complex Commercial Litigation Division of the Superior Court of the State of Delaware of and for the County of Newcastle; and (iii) if the Complex Commercial Litigation Division of the Superior Court of the State of Delaware does not have subject matter jurisdiction over such dispute, then such dispute will be adjudicated only by, and will be subject to the exclusive jurisdiction and venue of, the United States District Court for the State of Delaware.

(c)	Each of the parties irrevocably (i) consents to submit itself to the personal jurisdiction of the Delaware courts in connection with any dispute arising under this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for relief from the Delaware courts or any other court or governmental body and (iii) agrees that it will not bring any action arising under this Agreement in any court other than the Delaware courts. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF THIS AGREEMENT, THE NEGOTIATION OR ENFORCEMENT HEREOF OR THE ARRANGEMENTS CONTEMPLATED HEREBY.

(d)	Process may be served in the manner specified in Section 9.6, such service will deemed effective on the date of such notice, and each party irrevocably waives any defenses or objections it may have to service in such manner.

(e)	The parties irrevocably stipulate that irreparable damage would occur if any of the provisions of this Agreement were not performed per their specific terms. Accordingly, each party will be entitled to specific performance of the terms hereof in addition to any other remedy to which it is entitled at law or in equity.

(f)	The court shall award attorneys' fees and expenses and costs to the substantially prevailing party in any action (including appeals) for the enforcement or interpretation of this Agreement. If there are cross claims in such action (including appeals), the court will determine which party is the substantially prevailing party as to the action as a whole and award fees, expenses and costs to such party.

(g)	Nothing herein shall constitute a waiver or limitation of any rights which the Company may have, if any, under any applicable law.

9.6	Notices. All notices and other communications hereunder will be in writing and will be deemed given when delivered personally or by an internationally recognized courier service, such as DHL, to the parties at the following addresses (or at such other address for a party as may be specified by like notice):

(a)	If to the Investment Manager:	Great Elm Capital Management, Inc.
200 Clarendon Street, 51st Floor
Boston, MA 02116
Attention: General Counsel

(b)	If to the Company:	Great Elm Capital Corp.
200 Clarendon Street, 51st Floor
Boston, MA 02116
Attention: Chief Executive Officer

9.7	No Third Party Beneficiaries. Except with respect to the Indemnified Parties, this Agreement is solely for the benefit of the parties, and no other person will be entitled to rely on this Agreement or to anticipate the benefits of this Agreement as a third party beneficiary hereof.

9.8	Assignment. No party may assign, delegate or otherwise transfer this Agreement or any rights or obligations under this Agreement in whole or in part (whether by operation of law or otherwise), without the prior written content of the other parties. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Any assignment in violation of this Section 9.8 or the Investment Company Act will be null and void.

9.9	No Waiver. No failure or delay in the exercise or assertion of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, or create an estoppel with respect to any breach of any representation, warranty or covenant herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

9.10	Severability. Any term or provision hereof that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares any term or provision hereof invalid, void or unenforceable, the court or other authority making such determination will have the power to and will, subject to the discretion of such body, reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

9.11	Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes all prior and contemporaneous agreements, negotiations, arrangements, representations and understandings, written, oral or otherwise, between the parties with respect to the subject matter hereof.

9.12	Counterparts. This Agreement may be executed in one or more counterparts (whether delivered by electronic copy or otherwise), each of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party. Each party need not sign the same counterpart.

9.13	Construction and Interpretation. When a reference is made in this Agreement to a section or article, such reference will be to a section or article of this Agreement, unless otherwise clearly indicated to the contrary. Whenever the words "include," "includes" or "including" are used in this Agreement they will be deemed to be followed by the words "without limitation". The words "hereof," "herein" and "herewith" and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article and section references are references to the articles and sections of this Agreement, unless otherwise specified. The plural of any defined term will have a meaning correlative to such defined term and words denoting any gender will include all genders and the neuter. Where a word or phrase is defined herein, each of its other grammatical forms will have a corresponding meaning. A reference to any legislation or to any provision of any legislation will include any modification, amendment, re-enactment thereof, any legislative provision substituted therefore and all rules, regulations and statutory instruments issued or related to such legislation. If any ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. No prior draft of this Agreement will be used in the interpretation or construction of this Agreement. The parties intend that each provision of this Agreement will be given full separate and independent effect. Although the same or similar subject matters may be addressed in different provisions of this Agreement, the parties intend that, except as expressly provided herein, each such provision will be read separately, be given independent significance and not be construed as limiting any other provision of this Agreement (whether or not more general or more specific in scope, substance or content). Headings are used for convenience only and will not in any way affect the construction or interpretation of this Agreement. References to documents includes electronic communications.

The parties have caused this Agreement to be duly executed and delivered as of the date first written above.

GREAT ELM CAPITAL CORP.

By:
Name:
Title:

Great Elm Capital Management, Inc.

By:
Name:
Title:

Annex 3

Registration Rights Agreement

Annex 3 - 1

Annex 3

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [ ], 2016, is entered into by and among Great Elm Capital Corp., a Maryland corporation (including its successors, the “Company”) and the persons listed on the signature pages hereto under the heading “Holders” (“Holders”).

Article 1
DEFINITIONS

1.1.          Definitions. The following terms shall have the meanings set forth in this Section 1.1:

“Affiliate” of any specified Person means any other Person directly or indirectly “controlling,” “controlled by” or “under common control with” (within the meaning of Rule 405 under the Securities Act), such specified Person; provided, however, the determination of whether a Person is an Affiliate of another Person shall be made assuming that no Holder is an Affiliate of the Company solely by virtue of the ownership of Common Stock.

“Common Stock” shall mean the Company’s common stock, par value $0.01 per share.

“Equity Interests” mean, with respect to the Company, any and all shares of capital stock in the Company or securities convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations promulgated by the SEC thereunder.

“Excluded Registration” means a registration under the Securities Act of (i) securities pursuant to one or more Demand Registrations pursuant to Section 2.1 hereof, (ii) securities registered on Form S-8 or any similar successor form, and (iii) securities registered to effect the acquisition of, or combination with, another Person.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” means the shares of the Company’s Common Stock owned at any time by the Holders. As to any particular Registrable Securities, such Common Stock shall cease to be Registrable Securities when: (a) a registration statement with respect to the sale of such Common Stock shall have become effective under the Securities Act and such Common Stock shall have been disposed of in accordance with such registration statement; (b) such Common Stock shall have been sold to the public pursuant to Rule 144 under the Securities Act (or any successor provision); (c) the first day on which such Registrable Securities may be sold by the Holders without restriction pursuant to Rule 144 promulgated under the Securities Act and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) or (d) such Common Stock shall have ceased to be outstanding.

“Requesting Holders” shall mean any Holder(s) requesting to have its (their) Registrable Securities included in any Demand Registration or Shelf Registration.

“SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations promulgated by the SEC thereunder.

1.2.          Other Terms. For purposes of this Agreement, the following terms have the meanings set forth in the section or agreement indicated.

Term	Section
Advice	Section 2.7
Agreement	Introductory Paragraph
Blackout Period	Section 2.2.6
Company	Introductory Paragraph
Demand Registration	Section 2.2.1(i)
Demand Request	Section 2.2.1(i)
FINRA	Section 2.8.1
Holder	Introductory Paragraph
Inspectors	Section 2.6(xiii)
Lock-Up Period	Section 2.13
New York Courts	Section 3.3.2
Piggyback Registration	Section 2.3.1
Required Filing Date	Section 2.2.1(ii)
Shelf Registration	Section 2.4
Suspension Notice	Section 2.7
Suspension Period	Section 2.7

1.3.          Rules of Construction. Unless the context otherwise requires

(1)         a term has the meaning assigned to it;

(2)         words in the singular include the plural, and words in the plural include the singular; and

(3)         “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

Article 2
Registration RIGHTS

2.1.          Mandatory Registration.

2.1.1           Automatic Filing. The Company shall file a registration statement on Form N-2 or any similar or successor form under the Securities Act providing for a public offering of all of the Registrable Securities held by the Holders (the “Mandatory Registration”), which shall be a “shelf” registration statement pursuant to Rule 415 under the Securities Act if the Company is eligible to do so. The filing shall be made as soon as practicable following the date hereof, but in no event later than 60 days following the date hereof. Each Holder may opt out of the Mandatory Registration, by delivering to the Company written notice specifying the number of each such Requesting Holder’s Registrable Securities to be excluded from such registration. Unless the Company consents (which consent may be withheld in its sole discretion), the methods of distribution covered by the Mandatory Registration shall not include an underwritten offering. Each Holder may exercise its respective rights under this Section 2.1.1 in such Holder’s sole discretion.

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2.1.2           Priority in the Mandatory Registrations. Unless the Holders consent (which consent may be withheld or conditioned in their sole discretion) the Mandatory Registration will not include any securities (including securities offered by the Company) other than securities offered by the Holders.

2.1.3           Representations, Warranties and Indemnification. No Holder may participate in any registration pursuant to Section 2.1 unless such Holder (x) agrees to sell such Holder’s Registrable Securities on the basis provided in the underwriting arrangements (if any) with respect to such offering and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements (if applicable) and other documents and delivers all opinions, each in customary form, reasonably required under the terms of any such underwriting arrangements; provided, however, that no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Holder’s ownership of his or its Registrable Securities to be sold or transferred free and clear of all encumbrances, (ii) such Holder’s power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided, further, however, that the obligation of such Holder to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among any of the other parties to such underwriting arrangements, and the liability of each such Holder will be in proportion thereto, and provided, further, that under the terms of any such agreement such liability will be limited to the net amount received by such Holder from the sale of his or its Registrable Securities pursuant to such registration; and provided, further, that any such indemnification provided by a Holder selling Registrable Securities shall be limited under the terms of any such agreement to indemnification for information provided by such Holder relating to such Holder specifically for inclusion in the registration statement.

2.1.4           Effective Period. The Company shall maintain the registration statement and related prospectus for the Mandatory Registration effective for a period not less than one year subject to the Company’s right to impose Suspension Periods pursuant to Section 2.7.

2.2.          Demand Registration.

2.2.1           Request for Registration.

   (i)          Commencing on the first anniversary of the filing of the registration statement for the Mandatory Registration, a majority of Holders shall have the right to require the Company to file a registration statement on Form N-2 or any similar or successor to such form under the Securities Act for a public offering of all or part of the Registrable Securities held by such Holder (a “Demand Registration”), by delivering to the Company written notice on or after such first anniversary stating that such right is being exercised by the Requesting Holder, specifying the number of each such Requesting Holder’s Registrable Securities to be included in such registration and, subject to Section 2.2.3 hereof, describing the intended method of distribution thereof (a “Demand Request”). Each Holder may exercise its respective rights under this Section 2.2 in such Holder’s sole discretion.

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(ii)         Each Demand Request shall specify the aggregate number of Registrable Securities proposed to be sold. Subject to Section 2.2.6, the Company shall file the registration statement in respect of a Demand Registration within 45 days after receiving a Demand Request (the “Required Filing Date”) and shall use reasonable best efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing; provided, however, that:

the Company shall not be obligated to cause a registration statement with respect to a Demand Registration to be declared effective pursuant to this Section 2.2.1 (A) within 90 days after the effective date of a previous Demand Registration, other than a Shelf Registration pursuant to this Article 2, or (B) during the Lock-Up Period for such Requesting Holder;

(b)          the Company shall not be obligated to cause a registration statement with respect to a Demand Registration to be declared effective pursuant to Section 2.2.1(ii) unless the Demand Request is for a number of Registrable Securities with a market value that is equal to at least $10 million as of the date of such Demand Request; provided, however, that this Section 2.2.1(ii)(b) shall not apply if the applicable Demand Request is for all of the Registrable Securities held by the Holders as of the date of such Demand Request;

(c)          the Company shall not be obligated to cause to be declared effective pursuant to this Section 2.2.1 more than two registration statements with respect to Demand Registrations; and

(d)          the Holder shall have the right to withdraw a Demand Request at any time prior to the relevant registration statement being declared effective by the SEC in which event such registration statement shall not count as a Demand Request under this Section 2.2.

2.2.2           Rights of Nonrequesting Holders. The Company shall no later than 7 days after the receipt of any Demand Request give written notice delivered by hand or nationally recognized overnight delivery service (with postage prepaid) of such proposed Demand Registration to all other Holders, who shall have the right, exercisable by written notice to the Company within 7 days of the delivery of the Company’s notice, to elect to include in such Demand Registration such portion of their Registrable Securities as they may request. All Holders requesting to have their Registrable Securities included in a Demand Registration in accordance with the preceding sentence shall be deemed to be “Requesting Holders” for purposes of this Section 2.2.

2.2.3           Priority on Demand Registrations. The Company shall include in a Demand Registration only the Registrable Securities requested by Requesting Holders to be included therein.

2.2.4           Selection of Underwriters. The holders of a majority of the Registrable Securities of the Requesting Holders to be included in such Demand Registration (i) may request that the offering of Registrable Securities pursuant to a Demand Registration be in the form of a “firm commitment” underwritten offering and (ii) may select the investment banking firm or firms to manage the underwritten offering.

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2.2.5           Representations, Warranties and Indemnification. No Holder may participate in any registration pursuant to Section 2.2 unless such Holder (x) agrees to sell such Holder’s Registrable Securities on the basis provided in the underwriting arrangements with respect to such offering and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents and delivers all opinions, each in customary form, reasonably required under the terms of such underwriting arrangements; provided, however, that no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Holder’s ownership of his or its Registrable Securities to be sold or transferred free and clear of all encumbrances, (ii) such Holder’s power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided, further, however, that the obligation of such Holder to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among any of the other parties to such underwriting arrangements, and the liability of each such Holder will be in proportion thereto, and provided, further, that under the terms of any such agreement such liability will be limited to the net amount received by such Holder from the sale of his or its Registrable Securities pursuant to such registration; and provided, further, that any such indemnification provided by a Holder selling Registrable Securities shall be limited under the terms of any such agreement to indemnification for information provided by such Holder relating to such Holder specifically for inclusion in the registration statement.

2.2.6           Deferral of Filing. During any calendar year, the Company may defer the filing (but not the preparation) of a registration statement required by this Section 2.2 to after the Required Filing Date if at the time the Company receives the Demand Request, the Company or any of its Subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board of Directors of the Company or a committee of the Board of Directors of the Company reasonably determines in good faith that such disclosure would have a material adverse effect on the Company or its security holders (any such period during which such filing is deferred pursuant to this Section 2.2.6, a “Blackout Period”). The Company may only exercise its right to defer a registration statement pursuant to this Section 2.2.6 twice in any calendar year and for no more than 90 calendar days in the aggregate during such calendar year. A deferral of the filing of a registration statement pursuant to Section 2.2.6 shall be lifted, and the requested registration statement shall be filed forthwith, if the negotiations or other activities are disclosed or terminated. In order to defer the filing of a registration statement pursuant to this Section 2.2.6, the Company shall within 10 days, upon determining to seek such deferral, deliver to each Requesting Holder a certificate signed by an executive officer of the Company stating that the Company is deferring such filing pursuant to this Section 2.2.6 (subject to execution of a confidentiality agreement if required by law or contract) and a general statement of the reason for such deferral and an approximation of the anticipated delay. Within 20 days after receiving such certificate, the Requesting Holder may withdraw such Demand Request by giving notice to the Company; if withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement.

2.3.          Piggyback Registrations.

2.3.1           Right to Piggyback. Each time the Company proposes to register any of its equity securities (other than pursuant to an Excluded Registration) under the Securities Act for sale to the public (whether for the account of the Company or the account of any other security holder of the Company (not a Holder)) (a “Piggyback Registration”), the Company shall give prompt written notice to each Holder (which notice shall be given not less than 20 days prior to the anticipated printing of any preliminary prospectus), which notice shall offer each such Holder the opportunity to include any or all of its Registrable Securities in such registration statement, subject to the limitations contained in Section 2.3.2 hereof. Each Holder that desires to have its Registrable Securities included in such registration statement shall so advise the Company in writing (stating the number of shares desired to be registered) within 7 days after the date of such notice from the Company. Any Holder shall have the right to withdraw such Holder’s request for inclusion of such Holder’s Registrable Securities in any registration statement pursuant to this Section 2.3.1 by giving written notice to the Company of such withdrawal. The Company shall include in such registration statement all such Registrable Securities so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered.

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2.3.2           Priority on Piggyback Registrations.

(i)          If a Piggyback Registration relates to an underwritten offering and was initiated by the Company, the Company shall include in such registration statement (a) first, the securities the Company proposes to sell, (b) second, if and to the extent the managing underwriter or underwriters advise the Company that the inclusion thereof will not prevent the sale of the securities described in clause (a) in an orderly manner at a price acceptable to the Company, the Registrable Securities requested to be included in such registration pursuant to Section 2.3.1 (any required cut-back under this clause (b) to be applied pro rata based on the number of Registrable Securities that each Holder has requested be included), and (c) third, if and to the extent the managing underwriter or underwriters advise the Company that the inclusion thereof will not prevent the sale of the securities described in clause (a) in an orderly manner at a price acceptable to the Company, any other securities.

(ii)         If a Piggyback Registration relates to an underwritten offering and was initiated by a security holder of the Company other than a Holder, the Company shall include in such registration statement (a) first, the securities requested to be included therein by the security holders requesting such registration, and (b) second, if and to the extent the managing underwriter or underwriters advise the Company that the inclusion thereof will not prevent the sale of the securities described in clause (a) in an orderly manner at a price acceptable to the holders of those securities, any Registrable Securities requested to be included in such registration pursuant to Section 2.3.1 (any required cut-back under this clause (b) to be applied pro rata based on the number of Registrable Securities that each Holder has requested be included).

(iii)        No Holder may participate in any Piggyback Registration hereunder unless such Holder (x) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Company and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents and delivers all opinions, each in customary form, reasonably required under the terms of such underwriting arrangements; provided, however, that no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (a) such Holder’s ownership of his or its Registrable Securities to be sold or transferred free and clear of all encumbrances, (b) such Holder’s power and authority to effect such transfer, and (c) such matters pertaining to compliance with securities laws as may be reasonably requested; provided, further, however, that the obligation of such Holder to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among any of the other parties to such underwriting arrangements, and the liability of each such Holder will be in proportion thereto, and provided, further, that under the terms of any such agreement such liability will be limited to the net amount received by such Holder from the sale of his or its Registrable Securities pursuant to such registration; and provided, further, that any such indemnification provided by a Holder selling Registrable Securities shall be limited under the terms of any such agreement to indemnification for information provided by such Holder relating to such Holder specifically for inclusion in the registration statement.

2.3.3           Selection of Underwriters. In respect of any Piggyback Registration, the Company may select the investment banking firm or firms that will manage the offering and that will participate in any underwriting syndicate.

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2.4.          Shelf Registration. The Company shall use commercially reasonable efforts to become eligible to use a “shelf” registration statement on Form N-2 pursuant to Rule 415 under the Securities Act (or any successor form, “Form N-2 Shelf”) and, after becoming eligible to use a Form N-2 Shelf, shall use commercially reasonable efforts to remain so eligible. Once the Company becomes eligible to use a Form N-2 Shelf (or any successor form), then the Holders owning a majority of the Registrable Securities may require the Company to cause Demand Registrations to be filed on a Form N-2 Shelf (a “Shelf Registration”). If the Company is not then eligible under the Securities Act to use a Form N-2 Shelf, Demand Registrations shall be filed on the form for which the Company then qualifies.

2.5.          Holdback Agreements.

(i)          The Company shall not and shall use its reasonable best efforts to cause its officers and directors not to effect any public sale or distribution of the equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities (other than any public sale or distribution pursuant to a plan that complies with Rule 10b5-1 under the Exchange Act), during the 90-day period beginning on the effective date of any registration statement in connection with a Demand Registration (other than a Shelf Registration), a Piggyback Registration or any registered underwritten public offering of the equity securities of the Company in which the Holders participate, except pursuant to registrations on Form S-4, Form N-14 or Form S-8 or any successor form or unless the underwriters managing any such public offering otherwise agree; provided, however, that if (1) during the last 17 days of any such 90-day period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of any such 10 day or 90-day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such 10 day or 90-day period, then, in each case, such 10 day or 90-day period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the underwriters managing any such public offering waives, in writing, such extension.

(ii)         If any Holder of Registrable Securities notifies the Company in writing that it intends to effect an underwritten sale of Registrable Securities registered pursuant to a Shelf Registration pursuant to Article 2 and specifies the date of the intended sale (the “Sale Date”) the Company shall not and shall use its reasonable best efforts to cause its officers and directors not to effect any public sale or distribution of the equity securities of the Company, or any securities convertible into or exchangeable or exercisable for its equity securities, during the 90-day period beginning on the Sale Date unless the underwriters managing any such public offering otherwise agree; provided, however, that if (1) during the last 17 days of any such 90-day period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of any such 90-day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such 90-day period, then, in each case, such 90-day period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the underwriters managing any such public offering waives, in writing, such extension.

2.6.          Registration Procedures. Whenever any Holder has requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its reasonable best efforts to complete the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof within the time periods set forth in this Agreement, and pursuant thereto the Company will as promptly as practicable:

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(i)          prepare and file with the SEC with respect to the Mandatory Registration or any Demand Registration, a registration statement on any appropriate form under the Securities Act with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, provided that as far in advance as practicable before filing such registration statement or any amendment thereto, the Company will furnish to the selling Holders copies of reasonably complete drafts of all such documents prepared to be filed (including exhibits), and any such Holder shall have the opportunity to object to any information contained therein and the Company will make corrections reasonably requested by such Holder with respect to such information prior to filing any such registration statement or amendment;

(ii)         except in the case of a Shelf Registration, prepare and file with the SEC such amendments, post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days (or such lesser period as is necessary for the underwriters in an underwritten offering to sell unsold allotments) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(iii)        in the case of a Shelf Registration, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement continuously effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities subject thereto for a period ending on the date on which all the Registrable Securities subject thereto have been sold pursuant to such registration statement;

(iv)        furnish to each seller of Registrable Securities and the underwriters of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), any issuer free writing prospectus, any documents incorporated by reference therein and such other documents as such seller or underwriters may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller or the sale of such securities by such underwriters (it being understood that, subject to Section 2.7 and the requirements of the Securities Act and applicable state securities laws, the Company consents to the use of the prospectus, any amendment or supplement thereto and any issuer free writing prospectus by each seller and the underwriters in connection with the offering and sale of the Registrable Securities covered by the registration statement of which such prospectus, amendment or supplement is a part);

(v)         use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as the managing underwriter reasonably requests (or, in the event the registration statement does not relate to an underwritten offering, as the holders of a majority of such Registrable Securities may reasonably request); use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each seller to consummate the disposition of the Registrable Securities owned by such seller in such jurisdictions (provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process in any such jurisdiction);

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(vi)        promptly notify each seller and each underwriter and (if requested by any such Person) confirm such notice in writing (A) when any such registration statement or any issuer free writing prospectus used in connection therewith, or any related prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to any such registration statement or any post-effective amendment, when the same has become effective, (B) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or “blue sky” laws or the initiation of any proceedings for that purpose, and (C) of the happening of any event which makes any statement made in any such registration statement or related prospectus or issuer free writing prospectus untrue or which requires the making of any changes in such registration statement, prospectus, issuer free writing prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus or additional issuer free writing prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(vii)       permit any selling Holder, which in such Holder’s sole and exclusive judgment, might reasonably be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included;

(viii)      make reasonably available members of management of the Company, as selected by the Holders of a majority of the Registrable Securities included in such registration, for assistance in the selling effort relating to the Registrable Securities covered by such registration, including, but not limited to, the participation of such members of the Company’s management in live or recorded road show presentations;

(ix)         otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, including the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and make generally available to the Company’s security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 90 days after the end of the 12 month period beginning with the first day of the Company’s first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said 12 month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

(x)          if requested by the managing underwriter or any seller promptly incorporate in a prospectus supplement or post-effective amendment or prepare an issuer free writing prospectus including such information as the managing underwriter or any seller reasonably requests to be included therein, including, without limitation, with respect to the Registrable Securities being sold by such seller, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment or issuer free writing prospectus;

(xi)         as promptly as practicable after filing with the SEC of any document which is incorporated by reference into a registration statement (in the form in which it was incorporated), deliver a copy of each such document to each seller unless available on the SEC’s Electronic Data Gathering and Retrieval System (EDGAR) or any successor system;

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(xii)        cooperate with the sellers and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such sellers may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

(xiii)       promptly make available for inspection by any seller, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such seller or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement;

(xiv)      furnish to each seller and underwriter a signed counterpart of (A) an opinion or opinions of counsel to the Company, and (B) a comfort letter or comfort letters from the Company’s independent registered public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the sellers or managing underwriter reasonably requests (each such opinion and comfort letter to be addressed to both the seller and underwriter, if reasonably possible);

(xv)       use its reasonable best efforts to cause the Registrable Securities included in any registration statement to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed;

(xvi)      provide a transfer agent and registrar for all Registrable Securities registered hereunder;

(xvii)     cooperate with each seller and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority;

(xviii)    during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

(xix)       notify each seller of Registrable Securities promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

(xx)        enter into such agreements (including underwriting agreements in the managing underwriter’s customary form) as are customary in connection with an underwritten registration;

(xxi)       advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

(xxii)      use its best efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by the registration statement.

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2.7.          Suspension of Dispositions. Each Holder agrees by acquisition of any Registrable Securities that, upon receipt of any notice (a “Suspension Notice”) from the Company of the happening of any event of the kind described in Section 2.6(vi)(C), such Holder will forthwith discontinue disposition of Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the “Advice”) by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice (any such period during which disposition of Registrable Securities is suspended, a “Suspension Period”). In the event the Company shall give any such notice, the time period referred to in Section 2.6(ii) shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice. The Company shall use its reasonable best efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

2.8.          Registration Expenses.

2.8.1           Mandatory Registration and Demand Registrations. All reasonable, out-of-pocket fees and expenses incident to the Mandatory Registration or any Demand Registration including, without limitation, the Company’s performance of or compliance with this Article 2, all registration and filing fees, all fees and expenses associated with filings required to be made with the Financial Industry Regulatory Authority (“FINRA”), as may be required by the rules and regulations of the FINRA, fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the Registrable Securities), rating agency fees, printing expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a Holder of Registrable Securities), messenger and delivery expenses, the fees and expenses incurred in connection with any listing or quotation of the Registrable Securities, fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or “cold comfort” letters required by or incident to such performance), the fees and expenses of any special experts retained by the Company in connection with such registration and any underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities will be borne by the Holders participating in the Mandatory Registration or such Demand Registration pro rata on the basis of the number of shares sought to be sold by each such Holder.

2.8.2           Piggyback Registrations. All fees and expenses incident to any Piggyback Registration including, without limitation, the Company’s performance of or compliance with this Article 2, all registration and filing fees, all fees and expenses associated with filings required to be made with the FINRA, as may be required by the rules and regulations of the FINRA, fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the Registrable Securities), rating agency fees, printing expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses), messenger and delivery expenses, the fees and expenses incurred in connection with any listing or quotation of the Registrable Securities, fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or “cold comfort” letters required by or incident to such performance), the fees and expenses of any special experts retained by the Company in connection with such registration, and any underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities will be borne by the Holders participating in the Piggyback Registration pro rata on the basis of the number of shares sought to be sold.

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2.9.          Indemnification.

2.9.1           The Company will indemnify and hold harmless each seller of Registrable Securities and, in the case of an underwritten offering, each underwriter, their respective partners, members, directors, officers, affiliates and each person, if any, who controls such seller or underwriter, as applicable, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, prospectus, preliminary prospectus or any issuer free writing prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse such seller for any legal or other expenses reasonably incurred by such seller in connection with investigating or defending any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such seller is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any such seller relating to such seller specifically for use therein; provided, the liability of each such seller of Registrable Securities will be in proportion to, and will be limited to, the net amount received by such seller from the sale of Registrable Securities pursuant to such registration statement; provided, however, that such seller of Registrable Securities shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such seller has furnished in writing to the Company information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company. Any indemnification by the Company pursuant to this Agreement shall be subject to the requirements and limitations of Section 17(i) of the Investment Company Act.

2.9.2           Each seller of Registrable Securities will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which such indemnified party may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, prospectus, preliminary prospectus or any issuer free writing prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such seller relating to such seller specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such indemnified party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred.

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2.9.3           Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under Section 2.9.1 or Section 2.9.2, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under Section 2.9.1 or Section 2.9.2 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under Section 2.9.1 or Section 2.9.2. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 2.9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

2.9.4           If the indemnification provided for in this Section 2.9 is unavailable or insufficient to hold harmless an indemnified party under Section 2.9.1 or Section 2.9.2 although applicable in accordance with its terms, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 2.9.1 or Section 2.9.2 (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative faults referred to in clause (i) above but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other as well as any other relevant equitable considerations. In connection with any registration statement filed with the SEC by the Company, the relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The relative benefits received by the indemnifying party on the one hand and the indemnified party on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of securities registered thereunder (before deducting expenses) received by the indemnifying party bear to the aggregate public offering price of the securities registered thereunder. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 2.9.4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 2.9.4. Notwithstanding the provisions of this Section 2.9.4, no Holder shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such Holder with respect to the sale of any Registrable Securities exceeds the amount of damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations in this Section 2.9.4 to contribute shall be several in proportion to the amount of Registrable Securities registered by them and not joint.

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If indemnification is available under this Section 2.9, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.9.1 and Section 2.9.2 without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.9.4 subject, in the case of the Holders, to the limited dollar amounts set forth in Section 2.9.2.

2.9.5           The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and will survive the transfer of securities.

2.10.         Transfer of Registration Rights. Any of the rights of any Holder under this Agreement may be assigned, in the discretion of any such Holder, without the consent of the Company, to any Person who is a transferee of Registrable Securities from the Holder; and agrees in writing to be subject to and bound by all the terms and conditions of this Agreement but no such assignment will relieve the assigning Holder of liability based on any action or occurrence prior to the assignment.

2.11.         Rule 144. The Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, will, upon the request of the Holders, make publicly available other information) and will take such further action as the Holders may reasonably request, all to the extent required from time to time to enable the Holders to sell the Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of any Holder, the Company will deliver to such parties a written statement as to whether it has complied with such requirements and will, at its expense, forthwith upon the request of any such Holder, deliver to such Holder a certificate, signed by the Company’s principal financial officer, stating (a) the Company’s name, address and telephone number (including area code), (b) the Company’s Internal Revenue Service identification number, (c) the Company’s SEC file number, (d) the number of shares of each class of capital stock outstanding as shown by the most recent report or statement published by the Company, and (e) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least 90 days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder.

2.12.         Preservation of Rights. The Company will not (i) grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted hereunder or (ii) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the Holders in this Agreement.

2.13.         Lock-Up Provision. Without the prior written consent of the Company, including the directors of the Company that are not “interested persons” of the Company as defined in the Investment Company Act of 1940, (i) each Holder, other than Great Elm Capital Group, Inc., will refrain, during the period commencing on the date of this Agreement and ending on the date that is 180 days after the date of this Agreement and (ii) Great Elm Capital Group, Inc. will refrain, during the period commencing on the date of this Agreement and ending on the date that is on the one year anniversary of the date of this Agreement (each, a “Lock-Up Period”), from:

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(a)          offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant for the sale of, lending or otherwise disposing of or transferring, directly or indirectly, any Registrable Securities, or

(b)          entering into any swap or other arrangement that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of Registrable Securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Registrable Securities or other securities, in cash or otherwise.

(c)          Notwithstanding the foregoing, subject to applicable securities laws and the restrictions contained in the Company’s organizational documents, the Holders may transfer any Registrable Securities during the Lock-Up Period as follows: (A) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth in this Section 2.13; (B) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth in this Section 2.13; (C) as a distribution to stockholders, partners, members or affiliates of the assigning Holder, provided that such stockholders, partners, members or affiliates agree to be bound in writing by the restrictions set forth in this Section 2.13; or (D) as collateral for any loan, provided that the lender agrees in writing to be bound by the restrictions set forth in this Section 2.13. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Article 3
MISCELLANEOUS

3.1.          Notices. Any notice, instruction, direction or demand required under the terms of this Agreement shall be in writing and shall be duly given upon delivery, if delivered by hand, or internationally recognized overnight courier (with postage prepaid), to the following addresses:

If to the Company, to:

Great Elm Capital Corp.
c/o MAST Capital Management LLC
200 Clarendon Street, 51st Floor
Boston, MA 02116
Attention: General Counsel

With a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Attention: Michael K. Hoffman; and to

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Schulte Roth & Zabel LLP
1152 Fifteenth Street, NW, Suite 850
Washington, DC 20005
Attention: John J. Mahon

or to such other addresses or telecopy numbers as may be specified by like notice to the other parties.

If to any other Holder, the address indicated for such Holder in the Company’s stock transfer records with copies to each of the persons named above.

Any notice or communication hereunder shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

3.2.          Authority. Each of the parties hereto represents on behalf of itself as follows: (i) it has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, (ii) this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms hereof.

3.3.          Governing Law.

3.3.1           This Agreement is to be construed in accordance with and governed by the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties.

3.3.2           Each party hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the United States District Court for the Southern District of New York or, if such court does not have jurisdiction, the Supreme Court of the State of New York sitting in New York County (the “New York Courts”) for any legal action or other legal proceeding arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated thereby (and agrees not to commence any legal action or other legal proceeding relating thereto except in such courts), including to enforce any settlement, order or award. Each party hereto:

(i)          consents to service of process in any such proceeding in any manner permitted by the laws of the State of New York, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 3.1 is reasonably calculated to give actual notice;

(ii)         agrees that the New York Courts shall be deemed to be a convenient forum; and

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(iii)        waives and agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in the New York Courts that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court.

3.3.3           In the event of any action or other proceeding relating to this Agreement or the enforcement of any provision of this Agreement, the prevailing party (as determined by the court) shall be entitled to payment by the non-prevailing party of all costs and expenses (including reasonable attorneys’ fees) incurred by the prevailing party, including any costs and expenses incurred in connection with any challenge to the jurisdiction or the convenience or propriety of venue of proceedings before the New York Courts.

3.3.4           Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any legal action or other legal proceeding directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers set forth in this Section 3.3.4.

3.4.          Remedies. Each Holder, in addition to being entitled to exercise all rights provided to it herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

3.5.          Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall be binding upon and benefit the Company, each Holder, and their respective successors and assigns.

3.6.          Severability. Any term or provision hereof that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares any term or provision hereof invalid, void or unenforceable, the court or other authority making such determination will have the power to and will, subject to the discretion of such body, reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

3.7.          Waivers. A provision of this Agreement may be waived only by a writing signed by the party or parties intended to be bound by the waiver. A Holder may waive a provision of this Agreement that relates exclusively to their rights, remedies or conditions under this Agreement that does not affect, directly or indirectly, the rights of other Holders. The Holders of at least 80% of the then outstanding Registrable Securities may waive any provision of this Agreement so long as any Holder that does not approve of such waiver is not affected by such waiver in a manner materially worse than the approving Holders. A party is not prevented from enforcing any right, remedy or condition in the party’s favor because of any failure or delay in exercising any right or remedy or in requiring satisfaction of any condition, except to the extent that the party specifically waives the same in writing. A written waiver given for one matter or occasion is effective only in that instance and only for the purpose stated. A waiver once given is not to be construed as a waiver for any other matter or occasion. Any enumeration of a party’s rights and remedies in this Agreement is not intended to be exclusive, and a party’s rights and remedies are intended to be cumulative to the extent permitted by law and include any rights and remedies authorized in law or in equity.

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3.8.          Amendment. This Agreement may not be amended or modified in any respect except by a written agreement signed by the Company and the Holders of at least 80% of the then outstanding Registrable Securities.

3.9.          Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes all prior and contemporaneous agreements, negotiations, arrangements, representations and understandings, written, oral or otherwise, between the parties with respect to the subject matter hereof.

3.10.         Counterparts. This Agreement may be executed in one or more counterparts (whether delivered by electronic copy or otherwise), each of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party. Each party need not sign the same counterpart.

3.11.         Construction and Interpretation. When a reference is made in this Agreement to a section or article, such reference will be to a section or article of this Agreement, unless otherwise clearly indicated to the contrary. Whenever the words “include,” “includes” or “including” are used in this Agreement they will be deemed to be followed by the words “without limitation”. The words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article and section references are references to the articles and sections of this Agreement, unless otherwise specified. The plural of any defined term will have a meaning correlative to such defined term and words denoting any gender will include all genders and the neuter. Where a word or phrase is defined herein, each of its other grammatical forms will have a corresponding meaning. A reference to any legislation or to any provision of any legislation will include any modification, amendment, re-enactment thereof, any legislative provision substituted therefore and all rules, regulations and statutory instruments issued or related to such legislation. If any ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. No prior draft of this Agreement will be used in the interpretation or construction of this Agreement. The parties intend that each provision of this Agreement will be given full separate and independent effect. Although the same or similar subject matters may be addressed in different provisions of this Agreement, the parties intend that, except as expressly provided herein, each such provision will be read separately, be given independent significance and not be construed as limiting any other provision of this Agreement (whether or not more general or more specific in scope, substance or content). Headings are used for convenience only and will not in any way affect the construction or interpretation of this Agreement. References to documents includes electronic communications.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

GREAT ELM CAPITAL CORP.

By:
Name:

HOLDERS

GREAT ELM CAPITAL GROUP, INC.	MAST CREDIT OPPORTUNITIES FUND LTD.

By: MAST CAPITAL MANAGEMENT LLC,
its General Partner

By:	By:
Name:	Name:
Title:	Title:

MAST OC I MASTER FUND LP	MAST ADMIRAL MASTER FUND LP

By: MAST CAPITAL MANAGEMENT LLC,	By: MAST CAPITAL MANAGEMENT LLC,
its General Partner	its General Partner

By:	By:
Name:	Name:
Title:	Title:

MAST SELECT OPPORTUNITIES MASTER FUND LP

By: MAST CAPITAL MANAGEMENT LLC,
its General Partner

By:
Name:
Title:

Signature page to the Registration Rights Agreement

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Annex 4

Administration Agreement

Annex 4 - 1

Annex 4

ADMINISTRATION AGREEMENT

ADMINISTRATION AGREEMENT, dated as of •, 2016 (this "Agreement"), by and between Great Elm Capital Management, Inc., a Delaware corporation (the "Administrator"), and Great Elm Capital Corp., a Maryland corporation (the "Company").

Recitals

The Company is a closed-end management company that intends to elect to be treated as a business development company ("BDC") under the Investment Company Act of 1940, as amended (the "Investment Company Act").

The Company has entered into an Agreement and Plan of Merger with Full Circle Capital Corporation, a Maryland corporation ("Full Circle"), that has elected to be treated as a BDC under the Investment Company Act, providing for the merger of Full Circle with and into the Company (the "Merger").

The Company desires to retain the Administrator to furnish certain administrative services to the Company, and the Administrator is willing to furnish such services, on the terms and conditions in this Agreement.

Agreement

In consideration of the foregoing and mutual covenants in this Agreement, the parties, intending to be legally bound, agree as follows:

1.	Appointment of Administrator. The Company hereby appoints the Administrator to act as administrator to the Company for purposes of providing administrative services and to furnish, or arrange for others to furnish, the administrative services, personnel and facilities described below, subject to review by and the overall control of the Board of Directors of the Company, for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to render the services stated herein and to assume the obligations herein set forth subject to the reimbursement of costs and expenses as provided for below.

2.	Administration Services. The Administrator shall perform (or oversee, or arrange for, the performance of) the administrative services necessary for the operation of the Company. Without limiting the generality of the foregoing, the Administrator shall provide the Company with, or otherwise arrange for the provision of, office facilities, equipment, clerical, bookkeeping, finance, accounting, compliance and record keeping services at such office facilities and such other services as the Administrator, subject to review by the Board of Directors of the Company, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement, including retaining the services of financial, compliance, accounting and administrative personnel that perform services on behalf of the Company under this Agreement, including personnel to serve as Chief Financial Officer and Chief Compliance Officer of the Company. The Administrator shall also, on behalf of the Company, arrange for the services of, and oversee, custodians, depositories, transfer agents, dividend disbursing agents, other stockholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Administrator shall make reports to the Company's Board of Directors of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Company as it shall determine to be desirable or as reasonably requested by the Board of Directors; provided that nothing herein shall be construed to require the Administrator to, and the Administrator shall not, provide any advice or recommendation relating to the securities and other assets that the Company should purchase, retain or sell or any other investment advisory services to the Company. The Administrator shall be responsible for the financial and other records that the Company is required to maintain and shall prepare all reports and other materials required to be filed with the Securities and Exchange Commission (the "SEC") or any other regulatory authority, including reports to stockholders. In addition, the Administrator will assist the Company in determining and publishing the Company's net asset value, overseeing the preparation and filing of the Company's tax returns, and the printing and dissemination of reports to stockholders of the Company, and generally overseeing the payment of the Company's expenses and the performance of administrative and professional services rendered to the Company by others.

3.	Reimbursement; Allocation of Costs and Expenses.

3.1	Reimbursement. In full consideration of the provision of the services of the Administrator, the Company shall reimburse the Administrator for the actual costs and expenses (without any profit thereto), incurred by the Administrator in performing its obligations and providing personnel and facilities hereunder, including without limitation the provision of facilities in connection with such services.

3.2	Allocation of Costs and Expenses. The Company will bear all costs and expenses that are incurred in its operation and transactions and not specifically assumed by the Company's investment adviser (the "Investment Manager") pursuant to an investment advisory agreement to be entered into by and between the Company and the Investment Manager concurrent herewith (the "Investment Management Agreement"), including those relating to:

(a)	organizational expenses of the Company;

(b)	fees and expenses, including reasonable travel expenses, actually incurred by the Investment Manager or payable to third parties related to the investments of the Company, including, among others, professional fees (including the fees and expenses of counsel, consultants and experts) and fees and expenses relating to, or associated with, evaluating, monitoring, researching and performing due diligence on investments and prospective investments (including payments to third party vendors for financial information services);

(c)	out-of-pocket fees and expenses, including reasonable travel expenses, actually incurred by the Investment Manager or payable to third parties related to the provision of managerial assistance to those portfolio companies of the Company that the Company agrees to provide such services to under the Investment Company Act (exclusive of the compensation of any investment professionals of the Investment Manager);

(d)	interest or other costs associated with debt, if any, incurred to finance the Company's business;

(e)	fees and expenses incurred by the Company in connection with the Company's membership in investment company organizations;

(f)	brokers' commissions;

(g)	investment advisory and management fees;

(h)	fees and expenses associated with calculating the Company's net asset value (including the costs and expenses of any independent valuation firm);

(i)	fees and expenses relating to offerings of the Company's common stock and other securities;

(j)	legal, auditing or accounting expenses;

(k)	federal, state and local taxes and other governmental fees;

(l)	the fees and expenses of the Administrator (or any successor administrator thereto), any sub-administrator to the Company, the Company's transfer agent or sub-transfer agent, and any other amounts payable under this Agreement or any similar administration agreement or sub-administration agreement to which the Company may become a party;

(m)	the cost of preparing stock certificates or any other expenses, including clerical expenses of issue, redemption or repurchase of securities of the Company;

(n)	the expenses of and fees for registering or qualifying shares of the Company for sale and of maintaining the registration of the Company and registering the Company as a broker or a dealer;

(o)	the fees and expenses of the directors of the Company who are not interested persons (as defined in the Investment Company Act);

(p)	the cost of preparing and distributing reports, proxy statements and notices to shareholders, the SEC and other governmental or regulatory authorities;

(q)	costs of holding shareholder meetings;

(r)	listing fees;

(s)	the fees or disbursements of custodians of the Company's assets, including expenses incurred in the performance of any obligations enumerated by the certificate of incorporation or bylaws of the Company insofar as they govern agreements with any such custodian;

(t)	any amounts payable to the Administrator under this Agreement;

(u)	the Company's allocable portion of the costs associated with maintaining any computer software, hardware or information technology services (including information systems, Bloomberg or similar terminals, cybersecurity and related consultants and email retention) that are used by the Company or by the Investment Manager, the Administrator or their respective affiliates on behalf of the Company (which allocable portion shall exclude any such costs related to investment professionals of the Investment Manager providing services to the Company hereunder);

(v)	the Company's allocable portion of the fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums;

(w)	direct costs and expenses incurred by the Company, the Investment Manager or the Administrator in connection with the performance of administrative services on behalf of the Company, including printing, mailing, long distance telephone, cellular phone and data service, copying, secretarial and other staff, independent auditors and outside legal costs;

(x)	all other expenses incurred by the Company, the Investment Manager or the Administrator in connection with administering the Company's business (including payments under the Administration Agreement between the Company and the Administrator based upon the Company's allocable portion of the Administrator's overhead in performing its obligations under the Administration Agreement, including rent and the allocable portion of the cost of the Company's Chief Financial Officer and Chief Compliance Officer and their respective staffs (including reasonable travel expenses); and

(y)	costs incurred by the Company in connection with any claim, litigation, arbitration, mediation, government investigation or dispute in connection with the business of the Company, including pursuant to Section 6 of the Advisory Agreement, and the amount of any judgment or settlement paid in connection therewith, or the enforcement of the Company's rights against any person and indemnification or contribution expenses payable by the Company to any person and other extraordinary expenses of the Company not incurred in the ordinary course of the Company's business.

3.3	Initial Limit on Reimbursements. Notwithstanding anything to contrary set forth herein, the Administrator hereby agrees that that the aggregate amount of expenses accrued for reimbursement pursuant to this Article 3 that pertain to direct compensation costs of financial, compliance and accounting personnel that perform services for the Company, inclusive of the fees charged by any sub-administrator to provide such financial, compliance and/or accounting personnel to the Company ("Compensation Expenses"), during the twelve months beginning on the date immediately following consummation of the Merger, when taken together with Compensation Expenses reimbursed or accrued for reimbursement by the Company pursuant to the Investment Management Agreement during such period, shall not exceed 0.50% of the Company's average net asset value during such period.

4.	Limitation of Liability and Indemnification.

4.1	Limitation of Liability. To the fullest extent permitted by law, the Administrator, its members and their respective officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with any of them (collectively, the "Indemnified Parties"), shall not be liable to the Company for any action taken or omitted to be taken by the Administrator in connection with the performance of any of its duties or obligations under this Agreement or otherwise as administrator for the Company, except as otherwise provided herein, and the Company shall, to the fullest extent permitted by law, indemnify, defend and protect the Administrator (and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with the Administrator, including the Indemnified Parties (each of whom shall be deemed a third party beneficiary hereof) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys' fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Administrator's duties or obligations under this Agreement or otherwise as administrator for the Company. Notwithstanding the preceding sentence of this Section 4.1 to the contrary and in accordance with Section 17(i) of the Investment Company Act, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Administrator's duties or by reason of the reckless disregard of the Administrator's duties and obligations under this Agreement (to the extent applicable, as the same shall be determined in accordance with the Investment Company Act).

4.2	Force Majeure. The Administrator shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including work stoppage, power or other mechanical failure, computer virus, natural disaster or governmental action.

5.	Confidentiality. The parties hereto agree that each shall treat confidentially all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information pursuant to Regulation S-P of the SEC, shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is requested or required to be disclosed by any governmental or regulatory authority, including in connection with any required regulatory filings or examinations, by legal counsel of either of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation. Notwithstanding the foregoing, the Company hereby consents and authorizes the Administrator and its affiliates to use and disclosure confidential information relating to the Company in connection with (a) the preparation of performance information relating to the Company and (b) in connection with any contemplated sale of the outstanding equity or assets of the Investment Manager, Administrator, or any person who may be deemed to "control" either of the Investment Manager or the Administrator, in each case within the meaning of the Investment Company Act.

6.	Records. The Administrator agrees to maintain and keep all books, accounts and other records of the Company that relate to activities performed by the Administrator hereunder in accordance with the Investment Company Act. In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Administrator agrees that all records which it maintains for the Company shall at all times remain the property of the Company, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. The Administrator further agrees that all records that it maintains for the Company pursuant to Rule 31a-1 under the Investment Company Act will be preserved for the periods prescribed by Rule 31a-2 under the Investment Company Act unless any such records are earlier surrendered as provided above. Records may be surrendered in machine-readable form. The Administrator shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement.

7.	Services Not Exclusive. The services of the Administrator are not to be deemed exclusive, and the Administrator shall be free to render similar services to others without accounting to the Company.

8.	Duration and Termination.

8.1	Duration. This Agreement shall remain in full force and effect for two years from the date first written above and shall continue for periods of one year thereafter, but only so long as such continuance is specifically approved at least annually (a) by the vote of a majority of the Company's directors who are not interested persons (as defined in the Investment Company Act) and (b) by a vote of a majority of the Board of Directors.

8.2	Termination for Convenience. This Agreement may, on sixty days written notice to the other party, be terminated in its entirety at any time without the payment of any penalty, by vote of the Board of Directors of the Company or by the Administrator. Sections 4, 5, 6, 8, 9.4 and 9.5 shall survive the termination of this Agreement

9.	General.

9.1	Amendment of this Agreement. No provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

9.2	Due Authorization; Enforceability; No Conflict. Each party represents and warrants to each other party that: (a) the execution and delivery of this Agreement by such party and the performance by such party of its obligations hereunder have been duly authorized by all necessary actions on the part of such party, (b) this Agreement has been duly executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms except to the extent limited by general principles of equity and bankruptcy, insolvency or similar laws and general equitable principles affecting the rights of creditors generally and (c) the execution and delivery of this Agreement by such party and the performance by such party of its obligations hereunder (i) do not conflict with such party's organizational or governing documents and (ii) do not conflict with, result in a breach or violation of, or constitute a default under any law, regulations, rule or any order of any governmental authority applicable to such party or any material contract to which such party or such party's property is bound.

9.3	Independent Contractors. The Administrator is an independent contractor. No trust, joint venture or relationship (other than contractual) is formed hereby. Except as expressly provided or authorized herein, the Administrator shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

9.4	Choice of Law. Other than the provisions of the Maryland General Corporation Law that are applicable to corporate formalities, this Agreement and the transactions contemplated hereby will be governed by (i) the laws of the State of Delaware that are applicable to contracts made in and performed solely in Delaware, and (ii) the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

9.5	Enforcement.

(a)	Any dispute arising under, related to or otherwise involving this Agreement will be litigated in the Court of Chancery of the State of Delaware. The parties agree to submit to the jurisdiction of the Court of Chancery of the State of Delaware and waive trial by jury. The parties do not consent to mediate any disputes before the Court of Chancery.

(b)	Notwithstanding the foregoing, if there is a determination that the Court of Chancery of the State of Delaware does not have subject matter jurisdiction over any dispute arising under this Agreement, the parties agree that: (i) such dispute will be adjudicated only by, and will be subject to the exclusive jurisdiction and venue of, the Superior Court of Delaware of and for the County of New Castle; (ii) if the Superior Court of Delaware does not have subject matter jurisdiction over such dispute, then such dispute will be adjudicated only by, and will be subject to the exclusive jurisdiction and venue of, the Complex Commercial Litigation Division of the Superior Court of the State of Delaware of and for the County of Newcastle; and (iii) if the Complex Commercial Litigation Division of the Superior Court of the State of Delaware does not have subject matter jurisdiction over such dispute, then such dispute will be adjudicated only by, and will be subject to the exclusive jurisdiction and venue of, the United States District Court for the State of Delaware.

(c)	Each of the parties irrevocably (i) consents to submit itself to the personal jurisdiction of the Delaware courts in connection with any dispute arising under this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for relief from the Delaware courts or any other court or governmental body and (iii) agrees that it will not bring any action arising under this Agreement in any court other than the Delaware courts. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF THIS AGREEMENT OR THE NEGOTIATION OR ENFORCEMENT HEREOF.

(d)	Process may be served in the manner specified in Section 9.6, such service will deemed effective on the date of such notice, and each party irrevocably waives any defenses or objections it may have to service in such manner.

(e)	The parties irrevocably stipulate that irreparable damage would occur if any of the provisions of this Agreement were not performed per their specific terms. Accordingly, each party will be entitled to specific performance of the terms hereof in addition to any other remedy to which it is entitled at law or in equity.

(f)	The court shall award attorneys' fees and expenses and costs to the substantially prevailing party in any action (including appeals) for the enforcement or interpretation of this Agreement. If there are cross claims in such action (including appeals), the court will determine which party is the substantially prevailing party as to the action as a whole and award fees, expenses and costs to such party.

(g)	Nothing herein shall constitute a waiver or limitation of any rights which the Company may have, if any, under any applicable law.

9.6	Notices. All notices and other communications hereunder will be in writing and will be deemed given when delivered personally or by an internationally recognized courier service, such as DHL, to the parties at the following addresses (or at such other address for a party as may be specified by like notice):

(a)	If to the Administrator:	Great Elm Capital Management, Inc.
200 Clarendon Street, 51st Floor
Boston, MA 02116
Attention: General Counsel;

(b)	If to the Company:	Great Elm Capital Corp.
200 Clarendon Street, 51st Floor
Boston, MA 02116
Attention: Chief Executive Officer

9.7	No Third Party Beneficiaries. Except with respect to the Indemnified Parties, this Agreement is solely for the benefit of the parties, and no other person will be entitled to rely on this Agreement or to anticipate the benefits of this Agreement as a third party beneficiary hereof.

9.8	Assignment. No party may assign, delegate or otherwise transfer this Agreement or any rights or obligations under this Agreement in whole or in part (whether by operation of law or otherwise), without the prior written content of the other parties. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Any assignment in violation of this Section 9.8 will be null and void.

9.9	No Waiver. No failure or delay in the exercise or assertion of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, or create an estoppel with respect to any breach of any representation, warranty or covenant herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

9.10	Severability. Any term or provision hereof that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares any term or provision hereof invalid, void or unenforceable, the court or other authority making such determination will have the power to and will, subject to the discretion of such body, reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

9.11	Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes all prior and contemporaneous agreements, negotiations, arrangements, representations and understandings, written, oral or otherwise, between the parties with respect to the subject matter hereof.

9.12	Counterparts. This Agreement may be executed in one or more counterparts (whether delivered by electronic copy or otherwise), each of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party. Each party need not sign the same counterpart.

9.13	Construction and Interpretation. When a reference is made in this Agreement to a section or article, such reference will be to a section or article of this Agreement, unless otherwise clearly indicated to the contrary. Whenever the words "include," "includes" or "including" are used in this Agreement they will be deemed to be followed by the words "without limitation". The words "hereof," "herein" and "herewith" and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article and section references are references to the articles and sections of this Agreement, unless otherwise specified. The plural of any defined term will have a meaning correlative to such defined term and words denoting any gender will include all genders and the neuter. Where a word or phrase is defined herein, each of its other grammatical forms will have a corresponding meaning. A reference to any legislation or to any provision of any legislation will include any modification, amendment, re-enactment thereof, any legislative provision substituted therefore and all rules, regulations and statutory instruments issued or related to such legislation. If any ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. No prior draft of this Agreement will be used in the interpretation or construction of this Agreement. The parties intend that each provision of this Agreement will be given full separate and independent effect. Although the same or similar subject matters may be addressed in different provisions of this Agreement, the parties intend that, except as expressly provided herein, each such provision will be read separately, be given independent significance and not be construed as limiting any other provision of this Agreement (whether or not more general or more specific in scope, substance or content). Headings are used for convenience only and will not in any way affect the construction or interpretation of this Agreement. References to documents includes electronic communications.

The parties have duly executed and delivered this Agreement as of the date first written above.

GREAT ELM CAPITAL CORP.

By:
Name:
Title:

Great Elm Capital Management, Inc.

By:
Name:
Title:

Annex 5

Joinder Agreement

This Joinder Agreement (this “Joinder), dated as of [•], 2016 (the “Effective Date”), by and among Great Elm Capital Corp., a Maryland corporation (“Newco”), [Insert name of new Fund] (the “Joiner”) and [Insert name of existing Funds] (the “Existing Funds”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Subscription Agreement, dated as of June 23, 2016 by and among Newco, Great Elm Capital Group, Inc. and the Existing Funds (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), receipt of a copy of which is hereby acknowledged by the Joiner. Full Circle is, in all respects, entitled to the benefit hereof and to enforce (by specific performance or otherwise) this Agreement and to receive damages incurred by Full Circle or its stockholders as a result of any breach hereof.

1.	Joiner hereby agrees to contribute the assets listed under the Joiner’s name on Exhibit 1 to this Joinder to Newco as part of the MAST Signing Date Portfolio on the terms and subject to the conditions in the Agreement.

2.	Annex 1 to the Agreement is hereby amended and restated in the form of Exhibit 1. For the avoidance of doubt, only Approved Securities may be included in any revised Annex 1.

3.	The Joiner represents and warrants that: (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Fund under the Agreement; (ii) it meets all requirements of a Fund under the Agreement; (iii) from and after the Effective Date, it shall be bound as a Fund by the provisions of the Agreement and, to the extent set forth in Exhibit 1, shall have the obligations of a Fund thereunder; and (iv) it makes the representations and warranties of the Funds under the Agreement mutatis mutandis as of the Effective Date.

4.	The provisions of Article 8 of the Agreement shall apply to mutatis mutandis to this Joinder.

The parties have executed this Joinder as of the Effective Date.

GREAT ELM CAPITAL CORP.

By:
Name:
Title:

[NEW FUND]

By:
Name:
Title:

Consented to as of the Effective Date:

Annex 5 - 1

FULL CIRCLE CAPITAL CORPORATION

By:
Name:
Title:

Annex 5 - 2